                                                                   EXHIBIT 2(a)








================================================================================






                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         JOE FRANKLIN PRODUCTIONS, INC.

                                       AND

                             MEDHEALTH IMAGING, INC.




                           Dated as of August 1, 1995







================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                               PRELIMINARY MATTERS

                                     SECTION

1.1.     Formation of Wholly-Owned JFP Subsidiary........................................................2
1.2.     Reverse Split of JFP Common Stock...............................................................2

                                   ARTICLE II

                                   THE MERGER

                                     SECTION

2.1.     Meeting of JFP's Stockholders...................................................................3
2.2.     The Merger......................................................................................3
2.3.     Conversion of Outstanding Shares................................................................5
2.4.     Voting Rights...................................................................................6
2.5.     By-laws........................................................................................10
2.6.     Directors and Officers.........................................................................10
2.7.     Stock Transfer Books...........................................................................10

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF MEDHEALTH

                                     SECTION

3.1.     Due Organization; Power; Qualification, etc....................................................10
3.2.     Authorization and Validity of Agreement........................................................11
3.3.     No Conflict or Violation.......................................................................11
3.4.     Consents and Approvals.........................................................................12
3.5.     Capitalization.................................................................................13
3.6.     Restrictions on Disposition....................................................................13
3.7.     Nature of Business.............................................................................14
3.8.     Financial Statements; No Material Adverse Change...............................................14
3.9.     Title to Properties............................................................................15
3.10.    Party to Agreements............................................................................15
3.11.    Other Agreements, Leases, Joint Ventures, etc..................................................15
3.12.    Litigation.....................................................................................16

3.13.    Tax Matters....................................................................................16
3.14.    Operations in Ordinary Course..................................................................16
3.15.    Negative Covenants.............................................................................16
3.16.    Records Service................................................................................17

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                     OF JFP

                                     SECTION

4.1.     Due Organization; Power; Qualification, etc....................................................17
4.2.     Authorization and Validity of Agreement........................................................17
4.3.     Vote of MII Shareholders.......................................................................18
4.4.     Completion of Preliminary Matters..............................................................18
4.5.     No Conflict or Violation.......................................................................19
4.6.     Consents and Approvals.........................................................................19
4.7.     Capitalization.................................................................................20
4.8.     Shares.........................................................................................20
4.9.     Financial Statements; No Material Adverse Change...............................................20
4.10.    Title to Properties............................................................................21
4.11.    Party to Agreements............................................................................22
4.12.    Other Agreements, Leases, Joint Ventures, etc..................................................22
4.13.    Litigation.....................................................................................22
4.14.    Tax Matters....................................................................................23
4.15.    SEC Form 10-Q's and Form 10-K's................................................................23

                                    ARTICLE V

                                COVENANTS OF JFP

                                     SECTION

5.1.     Conduct of JFP.................................................................................23
5.2.     Access to Information..........................................................................25
5.3.     Vote...........................................................................................25

                                   ARTICLE VI

                             COVENANTS OF MEDHEALTH

                                     SECTION

6.1.     Conduct of Medhealth...........................................................................26
6.2.     Access to Information..........................................................................26

                                   ARTICLE VII

                                OTHER AGREEMENTS

                                     SECTION

7.1.     Best Efforts...................................................................................27
7.2.     Notification of Certain Matters................................................................27
7.3.     Further Assurances.............................................................................28
7.4.     Payment of Existing Liabilities................................................................28
7.5.     Payment of Expenses............................................................................29
7.6.     Finders and Consultants........................................................................30
7.7.     Conditions Subsequent to Merger................................................................30
7.8.     NASDAQ Listing.................................................................................31
7.9.     JFP Venture with Sports Heroes, Inc............................................................32
7.10.    Joe Franklin...................................................................................32

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                                     SECTION

8.1.     Conditions to the Obligations of Each Party....................................................33
8.2.     Conditions to the Obligation of JFP............................................................33
8.3.     Conditions to the Obligation of Medhealth......................................................36

                                   ARTICLE IX

                                   TERMINATION

                                     SECTION

9.1.     Termination....................................................................................39
9.2.     Effect of Termination..........................................................................40

                                    ARTICLE X

                                  MISCELLANEOUS

                                     SECTION

10.1.    Notices........................................................................................40
10.2.    Survival.......................................................................................41
10.3.    Amendment......................................................................................41

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
10.4.    Waiver.........................................................................................41
10.5.    Successors and Assigns.........................................................................42
10.6.    Governing Law..................................................................................42
10.7.    Integration....................................................................................42
10.8.    Headings and References........................................................................42
10.9.    Counterparts; Effectiveness....................................................................43

SIGNATURES43

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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of August 1, 1995, (this "Agreement") by and among JOE FRANKLIN PRODUCTIONS, INC., a Nevada corporation ("JFP") and MEDHEALTH IMAGING, INC., a Florida corporation ("Medhealth").

         WHEREAS, JFP is a corporation duly organized and in good standing under the laws of the State of Nevada, having been incorporated on January 14, 1987 under the name "Asset Development Corporation", and Joe Franklin Productions, Inc., a Delaware corporation organized on June 26, 1987 having merged into Asset Development Corporation and Asset Development Corporation having then changed its name to Joe Franklin Productions, Inc.; and

         WHEREAS, Medhealth is a corporation duly organized and in good standing under the laws of the State of Florida having been incorporated on February 8, 1993, and was a wholly owned subsidiary of Medhealth Service Corporation, a Nevada corporation until October 1, 1993 when Medhealth was spun-off from Medhealth Service Corporation; and

         WHEREAS, the parties hereto desire to effect the Merger of Medhealth with and into a wholly owned subsidiary corporation of JFP to be formed in the State of Nevada as hereinafter provided, on the terms and conditions hereinafter set forth and in accordance with the applicable laws of the State of Nevada and of the State of Florida; and

         WHEREAS, the Board of Directors of each of JFP and Medhealth have determined that the Merger contemplated hereby is fair to and in the best interests of JFP and its shareholders and Medhealth and its shareholders;

         NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                               PRELIMINARY MATTERS

         SECTION 1.1. Formation of Wholly-Owned JFP Subsidiary. Upon execution of this Agreement, JFP will take all action necessary and cause the incorporation in Nevada of a new wholly owned subsidiary corporation of JFP to be named (if available) "Medhealth Imaging, Inc. ("MII") whose Board of Directors will ratify the Merger and the approval and adoption of this Agreement. MII shall be authorized to issue 1,000 shares of common stock of the par value of $.001 per share of which 100 shares shall be duly issued and outstanding in the name of JFP at the Effective Time of the Merger.

         SECTION 1.2. Reverse Split of JFP Common Stock. At the Effective Time of the Merger, JFP shall have completed a one for thirty-five (1:35) reverse split of all issued and outstanding shares of common stock so, as a result of the reverse split, the total number of issued and outstanding shares of common stock of JFP, inclusive of the shares of common stock underlying the issued and outstanding warrants, will be approximately 705,823.

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.1. Meeting of JFP's Stockholders. JFP will take all action necessary in accordance with applicable law to convene a meeting of its stockholders (the "Special Meeting") as promptly as practicable after the date hereof to consider and vote upon the Merger. The Board of Directors of JFP, subject to its fiduciary duties as advised by counsel, will recommend that JFP's stockholders vote in favor of the Merger and the approval and adoption of this Agreement.

         SECTION 2.2. The Merger. (a) At the Effective Time, the Merger shall occur in accordance with the Nevada Revised Statutes of the State of Nevada ("Nevada Law") whereupon the separate existence of Medhealth shall cease, Medhealth shall be merged into MII and MII shall be the surviving corporation (the "Surviving Corporation").

         (b) When the Merger has been effected, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public as well as of a private nature, of Medhealth and MII (the "Constituent Corporations"); all property, real, personal and mixed, and all debts due on whatever account and all choses in action, and all and every other interest, of or belonging to or due each of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in Medhealth and MII or the Surviving Corporation shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations so merged; any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Nevada; and neither the rights of creditors nor any liens upon the respective properties of the Constituent Corporations and the Surviving Corporation shall be impaired by the Merger; all with the effect set forth in the law of the State of Nevada.

         (c) As soon as practicable after all of the conditions set forth herein have been satisfied or waived, JFP, Medhealth and MII will file, or cause to be filed, with the Secretary of State of the State of Nevada a certificate of merger for the Merger in accordance with Nevada Law (the "Certificate of Merger"). The Merger shall become effective at the time such filing is made or at such other time as is set forth in the Certificate of Merger (the "Effective Time").

         (d) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Medhealth and MII, all as provided under Nevada Law.

         (e) The laws which are to govern MII as the Surviving Corporation are Nevada Law. The certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of MII, and the by-laws of the Surviving Corporation shall be the by-laws of MII, until the same shall be further amended or altered in accordance with the provisions thereof and Nevada Law.

         SECTION 2.3.  Conversion of Outstanding Shares.

         (a)  At the Effective Time:

                  (i) Each share of the common stock, par value $.001 per share, of Medhealth issued and outstanding on the Effective Time of the Merger shall, by virtue of the Merger, and without any further consideration, automatically be converted into and become .68392 (sixty-eight and three hundred ninety-two one hundredth) of a share of the common stock, par value $.001 per share, of JFP. No fractional shares will be issued and all share amounts will be rounded to the next lowest whole number.

                  (ii) Prior to the Effective Time of the Merger, each holder of an outstanding certificate representing shares of Medhealth common stock shall deliver same, together with an investment letter in the form annexed hereto as Exhibit "A" to counsel for Medhealth who shall hold same in escrow, and, upon said counsel's receipt of certificates representing at least 80% of the issued and outstanding common stock of Medhealth, together with investment letters signed by the holders thereof, he shall deliver and surrender same to JFP, or an agent appointed by it, and thereafter, upon the Effective Time of the Merger, such holder shall be entitled to receive in exchange therefore a certificate representing the number of shares of common stock of JFP into which the shares of Medhealth, theretofore represented by the certificate so surrendered, shall have been converted and changed. It shall be condition to such delivery that the certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such delivery shall pay any required transfer or other taxes.

                  (iii) All authorized shares of common stock of MII, whether issued or unissued, shall continue unchanged as shares of common stock of the Surviving Corporation, and all authorized shares of common stock of JFP, whether issued before or, as contemplated hereby, after the Effective Time of the Merger shall continue unchanged as shares of common stock of JFP.

         SECTION 2.4. Voting Rights. (a) In accordance with the laws of the State of Nevada and of the State of Florida, the holder of each share of the common stock of Medhealth and MII is entitled to vote upon the adoption of this Agreement of Merger and Plan of Reorganization, each such share being entitled to one (1) vote. The approval of the holders of a majority of the outstanding shares of common stock of Medhealth and of the holders of a majority of the outstanding shares of common stock of MII, is required. Notwithstanding that all outstanding common stock of MII shall be held by JFP, it is agreed that the shareholders of JFP shall be entitled to vote upon the matters herein set forth, and that the vote of the holders of a majority of the outstanding shares of common stock of JFP shall be required.

         (b) Special Meetings of the shareholders of Medhealth, JFP and MII shall be called and held in accordance with the laws of their respective states of incorporation as soon as may be practicable after the execution of this Agreement for the purpose of voting upon the approval and adoption of this Agreement.

         (c) JFP shall include in its notice to its shareholders of the Special Meeting that the purposes of the meeting are (1) to authorize its Officers to execute and file a Certificate of Amendment of its Certificate of Incorporation whereby the name Joe Franklin Productions, Inc. shall be changed (if available) to Universal Medical Systems, Inc.; (2) to authorize a one for thirty-five (1:35) reverse split of all issued and outstanding shares of common stock resulting in a pro-rata reduction of the number of the issued and outstanding shares; and (3) to adopt and approve this Agreement of Merger and Plan of Reorganization.

         (d) Medhealth shall include in its notice to its shareholders of the Special Meeting to be called to consider the adoption of this Agreement that all shares of common stock of JFP to be received by them hereunder in exchange for their shares of common stock of Medhealth is to be received and acquired, and shall be deemed upon the Effective Time of the Merger, to have been acquired for investment purposes only and not for the purpose of resale or with a view to the distribution of any thereof. Each shareholder of Medhealth shall be notified that he shall be required to execute and deliver, together with his outstanding stock certificate, an investment letter, in form and substance satisfactory to JFP and its counsel, and in the form annexed hereto as Exhibit "A", in which such shareholder represents that the shares of JFP common stock that such shareholder will receive upon consummation of the Merger are not being acquired with a view to the distribution thereof, and agrees not to sell, transfer or otherwise dispose of any interest in such shares except in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and unless and until there shall be an effective registration statement covering such sale, transfer or other disposition, or JFP shall have received either an opinion of its counsel or an opinion of counsel satisfactory to JFP to the effect that any such proposed sale, transfer or other disposition may be effected without such violation.

         Further, each shareholder of Medhealth shall be notified that each certificate representing capital stock of JFP to be issued pursuant to this Agreement shall bear on its face a legend in substantially the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred of assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933 or an opinion of the Company's counsel that registration is not required under such Act."

         (e) Notwithstanding the provisions of this Agreement, shareholders of JFP, Medhealth and MII who have not voted in favor of the Merger or consented thereto in writing and have demanded appraisal rights, shall have all such appraisal rights or dissenting shareholder rights as may be provided under the laws of the respective states of incorporation, and the respective Directors and Officers of the corporations hereto shall do all things required by said laws to notify said shareholders of their respective appraisal rights.

         Accordingly, and notwithstanding the provisions of Section "2.3. (a)(i) of Article II", shares of common stock of Medhealth held by any shareholder of Medhealth who shall have advised Medhealth of his dissent, and who shall have perfected his appraisal rights as a dissenting shareholder pursuant to the laws of the State of Florida and who, at the Effective Time of the Merger, shall not have withdrawn such notice, shall not be deemed to receive shares of JFP, and shall not be entitled to the rights, privileges or participation thereof or to JFP common shares. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such common shares shall thereupon be deemed to have been converted into and to represent the right to receive, at the Effective Time, the shares of common stock of JFP pursuant to the terms of subsection (a)(i) of this
Section 2.3, without any interest thereon or addition thereto. Medhealth shall give JFP prompt notice of any demands received by Medhealth for appraisal of shares, and JFP shall have the right to participate in all negotiations and proceedings with respect to such demands. Medhealth shall not, except with the prior written consent of JFP, make any payment with respect to, or settle or offer to settle, any such demands.

        (f) If this Agreement is approved and adopted by the shareholders of Medhealth, JFP and MII, as provided herein, that fact shall be certified on this Agreement by the Secretary of each of Medhealth, JFP and MII, and this Agreement so adopted, approved, certified, executed and acknowledged by and on behalf of Medhealth, JFP and MII shall, if the Merger is not abandoned or terminated as herein permitted, be submitted for filing and recording in accordance with Nevada Law and as may be required under the laws of the State of Florida.

        (g) This Agreement shall become effective on the date and at the time when this Agreement, duly certified, signed, sealed and acknowledged, is filed in the office of the Secretary of State of the State of Nevada and becomes effective pursuant of Nevada Law. Counsel for Medhealth, JFP and MII shall mutually agree upon the date and time on which this Agreement shall be submitted for filing to the Secretary of State of State of Nevada, which date shall be no later than thirty (30) days after the requisite shareholder approvals have been obtained, unless further extended by mutual agreement.

                           (vii)  take any other action that would cause any of
the representations and warranties made in this Agreement not to remain true and correct; or

                          (viii)  commit itself to do any of the foregoing.

         SECTION 5.2. Access to Information. From and after the date hereof and subject to the execution of such confidentiality agreements as JFP shall reasonably require, JFP will give Medhealth and its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of JFP and will instruct JFP's employees, counsel, financial advisors and financing sources to cooperate with any such person in its investigation of JFP.

         SECTION 5.3. Vote. From and after the date hereof, JFP will, to the extent required by applicable law or as otherwise reasonably requested by Medhealth and in accordance with Nevada Law and its certificate of incorporation and By-laws, use its efforts to take all action necessary or helpful to secure a vote of shareholders in favor of the Merger and to approve this Agreement.

                                   ARTICLE VI

                             COVENANTS OF MEDHEALTH

         Medhealth agrees that:

         SECTION 6.1. Conduct of Medhealth. From and after the date of this Agreement and until the Effective Time, Medhealth shall conduct its business solely in the ordinary course consistent with past practice and, without the prior written consent of JFP, will not, except as required or permitted pursuant to the terms hereof or as may occur in the ordinary course of business consistent with past practice:

                   (i) make any change in its Certificate of Incorporation; or

                  (ii) take any other action that would cause any of the representations and warranties made in this Agreement not to remain true and correct; or

                 (iii) commit itself to do any of the foregoing.

         SECTION 6.2. Access to Information. From and after the date hereof and subject to the execution of such confidentiality agreements as Medhealth shall reasonably require, Medhealth will give JFP and its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of Medhealth and will instruct Medhealth's employees, counsel, financial advisors and financing sources to cooperate with any such person in its investigation of Medhealth.

                                   ARTICLE VII

                                OTHER AGREEMENTS

         The parties hereto agree that:

         SECTION 7.1. Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as possible.

         SECTION 7.2. Notification of Certain Matters. Each party to this Agreement will give prompt notice to the other parties hereof of:

                  (i) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                  (iii) any action, suit, claim, investigation or proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting JFP on the one hand, or Medhealth on the other hand, which is reasonably likely to affect materially the transactions contemplated by this Agreement;

                  (iv) the occurrence, or failure to occur, of any event or change in circumstances where such occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue and inaccurate in any material respect at any time from the date hereof to the Effective Time; and

                  (v) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

No such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

         SECTION 7.3. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Medhealth or MII, any deeds, bills of sale, assignments or assurances and to take and do in the name and on behalf of Medhealth or MII any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Medhealth acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         SECTION 7.4. Payment of Existing Liabilities. JFP has certain existing liabilities in the amount of $21,514.13 enumerated in Exhibit "F" annexed hereto (the "Enumerated Liabilities") which taken together with estimated additional existing liabilities not exceeding $40,000 in amount (the "Additional Liabilities") constitutes, to the best knowledge of JFP, all of JFP's liabilities as of the date hereof. As additional consideration for the conversion of the issued and outstanding shares of common stock of Medhealth into common shares of JFP, Medhealth has agreed to pay all of the Enumerated Liabilities on or prior to the Effective Time of the Merger with the exception that concurrently herewith payment of the following Enumerated Liabilities shall be made: (1) $2,000 to Burton R. Abrams, C.P.A. (2) $1,670 to Lehman, Newman, Gleit & Rubin and (3) $5,562.75 to American Stock Transfer & Trust Company. All of such payments are non-refundable and non-reimbursable whether or not the Merger is consummated.

         SECTION 7.5. Payment of Expenses. In connection with the transactions contemplated by this Agreement and whether or not the Merger is consummated, from and after the date hereof and without the execution of any further instrument, Medhealth will pay (1) all attorney's fees of JFP's counsel, Doros & Brescia, P.C. ("D&B") which shall not exceed $25,000 in amount plus all disbursements incurred payable upon billing of which $10,000 has heretofore been paid by Medhealth to D&B, (2) all accountant's fees of JFP's accountant(s) to be selected for the preparation of the required JFP Form 10-Q's and Form 10-K's and all tax returns which shall not exceed $10,000 in amount of which $2,000 shall be paid by Medhealth concurrently herewith and the balance upon billing after completion of the work and (3) all miscellaneous expenses including blue sky fees in connection with the transactions contemplated herein. In addition, concurrently herewith Medhealth shall pay to Ray Vahab, Jonathan Daniels & Company, the sum of $3,500 for the balance of consulting fees due and payable to date and $750 to Doros & Brescia, P.C. on account of expenses to be advanced by them.

         SECTION 7.6. Finders and Consultants. (a) This Agreement is made, and the negotiations leading to it were initiated with the assistance of both Mr. Ray Vahab and Mr. Ronald J. Brescia (the "Consultants"). In consideration for consulting services rendered in connection with the transactions contemplated herein and after taking into effect the dilution of the common shares as a result of the proposed reverse split and subsequent thereto Mr. Ray Vahab ("Vahab") will receive 235,274 shares and Mr. Ronald J. Brescia ("Brescia") will receive 188,219 shares of the fully paid and nonassessable common stock of JFP (collectively the "Consulting Fee Shares").

         (b) The Consulting Fee Shares shall be included in a Form S-8 Registration Statement (the "Registration Statement") with Vahab and Brescia as selling shareholders to be prepared by JFP and filed by JFP with the SEC within ninety (90) days from the Effective Time of the Merger and JFP will use its best efforts to have such Registration Statement declared effective until the earlier of when all of the Consulting Fee Shares are sold or become capable of being publicly sold without registration under the 1933 Act. All expenses incurred in such registration shall be paid by JFP including, without limitation, printing expenses, fees and disbursements of counsel for Medhealth, expenses of any audits to which Medhealth shall agree or which shall be necessary to comply with registration requirements, all registration and filing fees under federal and state laws.

         SECTION 7.7. Conditions Subsequent to Merger. If required, no later than fifteen (15) days after the Effective Time of the Merger counsel for Medhealth shall cooperate with and assist counsel for JFP and MII in the preparation and filing with the Securities and Exchange Commission, of Form D, to be filed pursuant to Regulation D promulgated under Section 3(b) of the

Securities Act of 1933, as amended, in said counsels' joint reliance upon the exemption from registration requirements afforded with respect to Regulation D and the securities of JFP to be issued hereunder; and in all other respects said counsel shall cooperate with each other in order to insure that the provisions and intent of this Agreement are carried out.

         SECTION 7.8. NASDAQ Listing. Both JFP and Medhealth acknowledge that it is the intent of both parties that, following completion of the acquisition described herein, the directors and officers of JFP will pursue immediately all steps required to make application to NASDAQ and or the American Stock Exchange ("Amex") so the shares of common stock of JFP may be traded on the NASDAQ and/or the Amex exchange. Thirty (30%) percent of the 3,576,170 shares of JFP common stock to be issued to the Medhealth shareholders hereunder constituting 1,072,851 common shares (the "JFP/Medhealth Escrowed Shares") shall be held in escrow with stock power signature guaranteed with Doros & Brescia, P.C. as escrow agent. In the event that on or prior to two years from the date of closing of the transactions contemplated herein the shares of common stock of JFP are approved, listed and trading on NASDAQ and/or the Amex as required hereinabove (or such other association or exchange as may be mutually agreed in writing between all of the respective parties hereto), the JFP/Medhealth Escrowed Shares shall be returned to the holders thereof. In the event that the NASDAQ and/or Amex approval, listing and trading does not occur on or prior to the expiration of such two year period, the Medhealth Escrowed Shares shall be released from escrow and delivered to JFP for cancellation and reissuance to the pre-acquisition shareholders of JFP. During the first two years following the Effective Time of the Merger no additional shares of common stock including, without limitation, warrants, options or any other securities convertible into common shares shall be issued without the written consent of JFP's consultant, Jonathan

Daniels & Company, Inc. ("JD"). During such period, the record holders, not the escrow agent, shall have the right to vote the JFP/Medhealth Escrowed Shares.

         SECTION 7.9. JFP Venture with Sports Heroes, Inc. Medhealth acknowledges that it has been advised that King of Nostalgia, Inc., a New York corporation and wholly-owned subsidiary of JFP, and Entertainment Heroes, Ltd., a Delaware corporation and wholly-owned subsidiary of Sports Heroes, Inc. ("SHI"), are the general partners of Entertainment Legends, L.P., a New Jersey limited partnership with JFP, SHI and Lawrence A. Grossberg ("Grossberg") as its limited partners, all as more fully set forth in agreements annexed hereto as Exhibit "F" including a finders fee agreement between JFP and Grossberg (concerning the JFP venture with SHI (the "Finders Fee Agreement"). Arising out of such agreements there is issued and outstanding in the name of JFP share certificate No. 523 for 87,404 restricted common shares of SHI of which 15,000 SHI common shares are in the process of being transferred by JFP to Grossberg as payment, in part, of his finders fee pursuant to the Finders Fee Agreement which, when completed, will leave JFP a share balance of 72,404.

         SECTION 7.10. Joe Franklin. Medhealth acknowledges that it has been advised that by letter dated October 5, 1994, Joe Franklin tendered his resignation as an officer and director of JFP and has requested that JFP change its name by dropping the name "Joe Franklin". Medhealth further acknowledges that Joe Franklin is a party to an Employment Agreement dated September 25, 1992, between JFP and Joe Franklin, a copy of which is annexed hereto as Exhibit "G". In lieu of $3,846.20 in salary arrears due under the Employment Agreement from JFP to Joe Franklin for the period March 25, 1993 to August 11, 1993, both dates inclusive, in consideration of payment thereof

JFP issued to Joe Franklin Warrant No. 101 to purchase on or after August 12, 1993, and on or prior to July 31, 1998, but not thereafter, an aggregate of 600,000 shares of common stock of JFP at a purchase price of $.75 (75(cent)) per share. Since August 11, 1993, no salary payments have been made to Joe Franklin.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         SECTION 8.1. Conditions to the Obligations of Each Party. The obligations of JFP and Medhealth to consummate the Merger are subject to (a) the approval of the Merger and this Agreement at the Special Meeting by the affirmative vote of at least the holders of a majority of the Shares outstanding on the record date of such Special Meeting; (b) the absence of any statute, rule or regulation which makes consummation of the Merger illegal or otherwise prohibited or any order, decree, injunction or judgment enjoining the consummation of the Merger, and (c) the receipt of an opinion of counsel to JFP, in form and substance reasonably satisfactory to JFP and Medhealth, as to the validity of the Merger under Florida and Nevada Law.

         SECTION 8.2. Conditions to the Obligation of JFP. The obligation of JFP to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

         (a) Medhealth shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

         (b) the representations and warranties of Medhealth contained in this Agreement and in any certificate or other writing delivered by Medhealth pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time (other than any inaccuracies in such representations or warranties that are attributable to JFP);

         (c) receipt by JFP of a certificate signed by an executive officer of Medhealth to the effect set forth in paragraphs (a) and (b) of this Section; and

         (d) no action or proceeding shall have been commenced or threatened for the purpose of obtaining an injunction, order or damages before any court or governmental agency or other regulatory or administrative agency or commission, domestic or foreign, which JFP shall on advice of counsel, reasonably determine would (1) result in the imposition of material limitations on the ability of JFP or Medhealth effectively to consummate the Merger, (2) have the effect of rendering the Merger violative of any applicable law, or (3) have a material adverse effect on the business, assets or financial condition of the Surviving Corporation.

         (e) there shall have been delivered to JFP and MII the opinion of counsel for Medhealth, satisfactory in form and substance to counsel for JFP and MII, to the effect that (1) Medhealth is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida being the state of its incorporation and has the corporate power to own its property and to carry on its business as presently being conducted and has qualified to transact business in all other states requiring qualification therein, (2) that all necessary corporate proceedings of Medhealth as set forth herein have been duly taken to authorize and enable the

Merger and the exchange of the shares provided for herein, (3) that this Agreement has been duly executed and delivered by the Directors of Medhealth and has been approved and adopted by the holders of at least a majority of the outstanding shares of common stock of Medhealth at a Special Meeting duly called for such purpose, and therefore constitutes the legal, valid and binding obligation of Medhealth in accordance with its terms, (4) that this Agreement does not, and the carrying out of the transactions herein provided for will not, to the best of such counsel's knowledge, violate or conflict with any statute, charter or their corporate restriction to which Medhealth is subject or any agreement or instrument to which Medhealth is a part or by which it is bound,
(5) that the delivery of the shares of common stock of JFP to the shareholders of Medhealth pursuant to this Agreement is exempted from the registration requirements under the Securities Act of 1933, as amended, by reasons of the applicability of Section 4(2) of the Act and/or Regulation D promulgated under
Section 3(b) of the Act, and (6) that the transactions herein provided for will not result in the recognition of taxable gain to the shareholders of Medhealth or to Medhealth upon the transfer of their stock of Medhealth in exchange solely for stock of JFP, nor in the recognition of taxable gain to JFP, MII, or their shareholders upon said transfer, by reasons of the transaction qualifying as a tax-free reorganization under the Internal Revenue Code of 1954, as amended.

         (f) counsel for JFP and MII, and counsel for Medhealth, shall have mutually determined that the provisions of the Blue Sky Laws of the various jurisdictions herein the shareholders of Medhealth reside have been complied with, or shall have received "no-action letters", or shall have otherwise determined and/or filed with such jurisdictions all such documents and paid all such fees required in order to obtain an exemption from the registration requirements of the various jurisdictions, and shall have delivered to the parties hereto their written opinion to such effect.

         (g) counsel for JFP and MII and counsel for Medhealth shall have determined the delivery of the shares of common stock to JFP to the shareholders of Medhealth pursuant to this Agreement is exempted from registration afforded under Rule 505 of Regulation D promulgated under Section 3(b) of the Securities Act of 1933, as amended.

         SECTION 8.3. Conditions to the Obligation of Medhealth. The obligation of Medhealth to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

         (a) JFP shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

         (b) the representations and warranties of JFP contained in this Agreement and in any certificate or other writing delivered by JFP pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time;

         (c) receipt by Medhealth of a certificate signed by an executive officer of JFP to the effect set forth in paragraphs (a) and (b) of this Section;

         (d) the holders of not more than 5% of the outstanding shares of common stock shall have exercised their appraisal rights in the Merger in accordance with Florida and Nevada Law;

         (e) no action or proceeding shall have been commenced or threatened for the purpose of obtaining an injunction, order or damages before any court or governmental agency or other regulatory or administrative agency or commission, domestic or foreign, which Medhealth shall on advice of counsel, reasonably determine would (1) result in the imposition of material limitations on the ability of JFP or Medhealth effectively to consummate the Merger, (2) have the effect of rendering the Merger violative of any applicable law, or (3) have a material adverse effect on the business, assets or financial condition of the Surviving Corporation.

         (f) there shall have been delivered to counsel for Medhealth the opinion of counsel for JFP and MII, satisfactory in form and substance to counsel to Medhealth, to the effect that (1) JFP and MII are each corporations duly organized, validly existing, and in good standing under the laws of the State of Nevada being the state of their incorporations, (2) that all necessary corporate proceedings of JFP and MII as set forth herein have been duly taken to authorize and enable the Merger and the exchange of the shares provided for herein, (3) that this Agreement has been duly executed and delivered by the Directors of JFP, and adopted by the holders of at least a majority of the outstanding shares of common stock of JFP at a Special Meeting duly called for such purpose, and therefore constitutes the legal, valid and binding obligation of JFP and of MII in accordance with its terms, (4) that the shares of common stock of JFP when delivered to the shareholders of Medhealth pursuant to this Agreement does not, and the carrying out of the transactions herein provided for will not, to the best of such counsel's knowledge, violate or conflict with any statute, charter or their corporate restriction to which JFP is subject or any agreement or instrument to which JFP is a part or by which it is bound, (5) that the delivery of the shares of common stock of JFP to the shareholders of Medhealth pursuant to this Agreement is exempted from the registration requirements under the Securities Act of 1933, as amended, by reasons of the applicability of
Section 4(2) of the Act and/or Regulation D promulgated under Section 3(b) of the Act, and (6) that the transactions herein provided for will not result in the recognition of taxable gain to the shareholders of Medhealth or to Medhealth upon the transfer of their stock of Medhealth in exchange solely for stock of JFP, nor in the recognition of taxable gain to JFP, MII, or their shareholders upon said transfer, by reasons of the transaction qualifying as a tax-free reorganization under the Internal Revenue Code of 1954, as amended.

         (g) counsel for JFP and MII, and counsel for Medhealth, shall have mutually determined that the provisions of the Blue Sky Laws of the various jurisdictions wherein the shareholders of Medhealth reside have been complied with, or shall have received "no-action letters", or shall have otherwise determined and/or filed with such jurisdictions all such documents and paid all such fees required in order to obtain an exemption from the registration requirements of the various jurisdictions, and shall have delivered to the parties hereto their written opinion to such effect.

         (h) counsel for JFP and MII and counsel for Medhealth shall have determined the delivery of the shares of common stock of JFP to the shareholders of Medhealth pursuant to this Agreement is exempted from registration afforded under Rule 505 of Regulation D promulgated under Section 3(b) of the Securities Act of 1933, as amended.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

         (a) by mutual written consent of JFP and Medhealth after approval of their respective Board of Directors; or

         (b) by either JFP or Medhealth after approval of the Board of Directors of JFP or Medhealth, as the case may be, if the Merger has not been consummated on or before October 16, 1995; provided, however, that neither party may terminate this Agreement pursuant to this clause (b) if the failure of such party to fulfill any of its obligations under this Agreement shall have been the reason that the Merger shall not have been consummated on or before said date.

         (c) any party shall have the right to abandon the Merger in the event that any of the representations and warranties herein contained shall not be true, or in the event that all obligations and agreements herein to be performed shall not have been complied with, no later than two (2) days prior to the Effective Time of the Merger.

         (d) the Merger contemplated by this Agreement shall be abandoned and terminated in the event that the requisite shareholder approvals shall not have been obtained as to all matters requiring such approvals hereunder.

         (e) notwithstanding approval of this Agreement by the shareholders of the parties hereto, the merger may be abandoned or terminated on or before the Effective Time by the mutual agreement of the Board of Directors of JFP, Medhealth and MII.

         SECTION 9.2. Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.


                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:

         (a)      if to JFP to:

         Joe Franklin Productions, Inc.
         c/o Doros & Brescia, P.C.
         1140 Avenue of the Americas
         New York, New York 10036
         Facsimile:  (212) 575-2842

         Attention:  Ronald J. Brescia, Esq.

         (b)      if to Medhealth to:

         Medhealth Imaging, Inc.
         13825 Icot Boulevard, Suite 613
         Clearwater, Florida 34620
         Facsimile:  (813) 535-3566

         Attention:  Dennis D. Cole, Esq.

or such other address or facsimile number as such party may hereafter specify by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate confirmation is provided, (ii) if given via United States mail, three days after such notice is deposited in the mail in a postage pre-paid envelope, or (iii) if given by any other means, when delivered at the address specified in this Section.

         SECTION 10.2. Survival. All representations, warranties, agreements and covenants contained herein shall survive the Effective Time of the Merger.

         SECTION 10.3. Amendment. Subject to applicable law, any provision of this Agreement may be amended by the parties hereto, by action of each of their respective Boards of Directors of by their respective officers duly authorized by such Board of Directors, at any time prior to the Effective Time. Any amendment to this Agreement shall be in writing signed by all the parties hereto.

         SECTION 10.4. Waiver. (a) At any time prior to the Effective Time, Medhealth on the one hand, and JFP on the other hand, may (i) extend the time for the performance of any agreement of the other party of parties hereto, (ii) waive any accuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any agreement or condition contained herein. Any agreement on the part of any party to any such extension or waiver shall be effective only if set forth in a writing signed on behalf of such party and delivered to the other parties.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign or otherwise transfer any of its rights under this Agreement without the consent of the other parties hereto.

         SECTION 10.6. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Nevada without regard to principles of conflict of laws.

         SECTION 10.7. Integration. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

         SECTION 10.8. Headings and References. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof. When the context so requires in this Agreement, the masculine gender shall include the feminine and/or neuter and the singular number includes the plural and visa versa.

         SECTION 10.9. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   JOE FRANKLIN PRODUCTIONS, INC.



                                    /s/ GARY PAPERMAN
                                   -----------------------------------------
                                   By:  Gary Paperman
                                   Title:  President



                                   MEDHEALTH IMAGING, INC.



                                    /s/ MYRON A. BAKER
                                   -----------------------------------------
                                   By:  Myron A. Baker
                                   Title:  President

                            INVESTMENT INTENT LETTER



Joe Franklin Productions, Inc.




Dear Sir:

         In connection with a certain Agreement and Plan of Merger dated August 1, 1995 (the "Agreement") by and among Joe Franklin Productions, Inc., a Nevada corporation (the "Company") and Medhealth Imaging, Inc., a Florida corporation ("Medhealth") which Agreement provides, among other things, for a merger of Medhealth with and into a wholly-owned subsidiary corporation of JFP to be incorporated in the State of Nevada and named, if available, Medhealth Imaging, Inc. ("MII") and for the exchange of each share of Medhealth common stock, part value $.001 per share, issued and outstanding at the Effective Time of the Merger into .68392 (sixty-eight and three hundred ninety-two/one hundredth) of a share of JFP common stock, par value $.001 per share, I hereby represent and warrant to you as follows:

         I have been advised by you that the common shares of JFP which I will acquire (the "Shares") and the common shares of JFP which will be acquired by the other shareholders of Medhealth pursuant to the terms of the Agreement, are not being registered under the Securities Act of 1933, as amended, on the basis of the exemption afforded under Regulation D, promulgated under 3(b) of the said Act.

         I hereby represent, warrant and agree that the Shares to be acquired by me, as relates to their transferability by me, shall bear an appropriate restrictive legend on the certificate to be received by me.

         I hereby further represent to you that I am acquiring the Shares for investment for my own account and not with a view to resell, transfer, or otherwise distribute the Shares; that I do not intend to divide my participation with others or to resell, transfer, or otherwise dispose of all or any part of the Shares unless and until I determine at some future date that changed circumstances, not now in contemplation, make such disposition advisable; and that in no event will I attempt to resell, transfer or otherwise dispose of all or any part of the Shares unless and until the Shares have been included in an effective registration statement under the Securities Act of 1933 or you have received an opinion of counsel satisfactory to you to the effect that any such proposed resale, transfer or other disposition may be effected without such registration.




                                   EXHIBIT "A"

         I acknowledge that you have made available to me financial and other data related to you and your business, and that you are relying upon my representations contained in this letter.

                                        Very truly yours,



                                        ---------------------------------
                                                 (Signature)



                                        ---------------------------------
                                                 (Signature)

Dated: _____________, 1995



                                        [Please print names exactly as it
                                        appears on the face of your Medhealth
                                        Imaging, Inc. stock certificate. If more than one name appears, all persons must sign this letter.]



                                        ----------------------------------
                                                 (Print Name)



                                        ----------------------------------
                                                 (Print Name)

                                 George Freedman
                           Certified Public Accountant

--------------------------------------------------------------------------------



May 17, 1995



Medhealth Imaging, Inc.
13825 Icot Blvd., #613
Clearwater, FL  34620

Gentlemen:

I have audited the accompanying Balance Sheet of Medhealth Imaging, Inc. as of the period ending March 31, 1995 and the related Statement of Income, Profit and Loss for the period then ended. These financial statements are the responsibility of the corporation's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly in all material respects the financial position of Medhealth Imaging, Inc. at March 31, 1995 and the results of operations then ended in conformity with generally accepted accounting principles.

Respectfully submitted,

/s/ GEORGE FREEDMAN

George Freedman



--------------------------------------------------------------------------------

                     15 Overhill Road Monsey New York 10952


                                  EXHIBIT "B"

                             MEDHEALTH IMAGING, INC.
                                  BALANCE SHEET
                              AS OF MARCH 31, 1995

                                                      TOTAL
                                                       MII
CURRENT ASSETS

 CASH                                                 9,840

 ACCOUNTS RECEIVABLE                                  5,334

 INVENTORY                                          172,558

 OTHER CURRENT ASSETS                                11,563
                                                  ---------

TOTAL CURRENT ASSETS                                199,295

NON-CURRENT ASSESTS

 PROPERTY & EQUIPMENT                             5,000,000

INVESTMENT IN SUBSIDIARY0

 DESIGN & PATENT RIGHTS                           1,192,091
                                                  ---------

TOTAL NON-CURRENT ASSETS                          6,192,091

TOTAL ASSETS                                      6,391,386
                                                  =========

CURRENT LIABILITIES

 ACCOUNTS PAYABLE                                    69,926

 ACCRUED EXPENSES                                    58,680

 NOTES PAYABLE                                       21,380

 OTHER CURRENT LIABILITIES                           16,656
                                                  ---------

TOTAL CURRENT LIABILITIES                           166,642

 EXCESS OF NET ASSETS
 OVER PURCHASE PRICE                                 20,151

 LONG TERM NOTES PAYABLE                          2,000,000
                                                  ---------

TOTAL LIABILITIES                                 2,186,793

STOCKHOLDER'S LIABILITY

 COMMON STOCK                                         5,196

 PAID-IN-CAPITAL                                  4,692,163

 RETAINED EARNINGS                                 (492,766)
                                                  ---------

TOTAL STOCKHOLDER EQUITY                          4,204,593
                                                  ---------

TOTAL LIABILITIES
SHAREHOLDER EQUITY                                6,391,386
                                                  =========

                             MEDHEALTH IMAGING, INC.
                                  BALANCE SHEET
                              AS OF MARCH 31, 1995

                                    MII              QUADNA      ADJUSTMENT          TOTAL
                                  3/31/95           3/31/95                           MII
CURRENT ASSETS

 CASH                                2,965            6,875               0            9,840

 ACCOUNTS RECEIVABLE                     0            5,334               0            5,334

 INVENTORY                         124,000           48,558               0          172,558

 OTHER CURRENT ASSETS                    0           11,563               0           11,563
                                 ---------        ---------      ----------        ---------

TOTAL CURRENT ASSETS               126,965           72,330               0          199,295

NON-CURRENT ASSESTS

 PROPERTY & EQUIPMENT                    0        5,000,000               0        5,000,000

INVESTMENT IN SUBSIDIARY         3,000,000                0      (3,000,000)               0

 DESIGN & PATENT RIGHTS          1,192,091                0               0        1,192,091
                                 ---------        ---------      ----------        ---------

TOTAL NON-CURRENT ASSETS         4,192,091        5,000,000      (3,000,000)       6,192,091

TOTAL ASSETS                     4,319,056        5,072,330      (3,000,000)       6,391,386
                                 ---------        ---------      ----------        ---------

CURRENT LIABILITIES

 ACCOUNTS PAYABLE                   36,377           33,549               0           69,926

 ACCRUED EXPENSES                   40,050           18,630               0           58,680

 NOTES PAYABLE                      21,380                0               0           21,380

 OTHER CURRENT LIABILITIES          16,656                0               0           16,656
                                 ---------        ---------      ----------        ---------

TOTAL CURRENT LIABILITIES          114,463           52,179               0          166,642

 EXCESS OF NET ASSETS
 OVER PURCHASE PRICE                     0                0          20,151           20,151

 LONG TERM NOTES PAYABLE                 0        2,000,000               0        2,000,000
                                 ---------        ---------      ----------        ---------

TOTAL LIABILITIES                  114,463        2,052,179          20,151        2,186,793

STOCKHOLDER'S LIABILITY

 COMMON STOCK                        5,196                0               0            5,196

 PAID-IN-CAPITAL                 4,692,163        3,020,151      (3,020,151)       4,692,163


 RETAINED EARNINGS                (492,766)               0               0         (492,766)
                                 ---------        ---------      ----------        ---------

TOTAL STOCKHOLDER EQUITY         4,204,593        3,020,151      (3,020,151)       4,204,593
                                 ---------        ---------      ----------        ---------

TOTAL LIABILITIES
SHAREHOLDER EQUITY               4,319,056        5,072,330      (3,000,000)       6,391,386
                                 =========        =========      ==========        =========

                             MEDHEALTH IMAGING, INC.

                           STATEMENT OF PROFIT & LOSS
                     FOR THE SIX MONTHS ENDED MARCH 31, 1995

                               MII          QUADNA        TOTAL MII
                            --------       --------       ---------

Sales                       $      0       $680,488       $680,488

Cost of Sales                      0        343,449        343,449
                            --------       --------       --------

Gross Profit                       0        337,039        337,039

Commissions                        0              0              0

Product Development                0              0              0

General and
Administrative Expense        16,000        250,560        266,560

Interest Expense                   0         86,479         86,479
                            --------       --------       --------

TOTAL EXPENSE                 16,000        337,039        353,039
                            --------       --------       --------

NET PROFIT (LOSS)           $(16,000)      $      0       $(16,000)
                            ========       ========       ========

                             MEDHEALTH IMAGING, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1995

NOTE 1-ACQUISITION AND CORPORATE STRUCTURE

      MEDHEALTH Imaging, Inc. is a Florida corporation incorporated on February 8, 1993, and was a wholly-owned subsidiary of of MEDHEALTH Service Corporation, a Nevada corporation. On October 1, 1993, MEDHEALTH Imaging, INC. was spun-off as a separate, private corporation, from Medhealth Service Corporation.

      MEDHEALTH Imaging, Inc. addresses the medical diagnostic market through its proprietary transillumination system. This can be used for taking scans of the breast to locate anomalies that might be present, sometimes with the aid of photosensitive dyes to enhance the image.

      On March 18, 1994 the Company acquired the rights to a Cervical Injury Management System of 200,000 shares of MEDHEALTH Imaging, Inc. common stock, thus expanding its product offerings into the cervical injury diagnosis and rehabilitation area.

      Patent and patent applications exist for both systems. Until now, the company has generated minimal sales, and generated a modest loss. However, the company has shifted its emphasis from research and development stage to the aggressive marketing stage of its product lines.

      On March 15, 1994, MEDHEALTH Imaging, Inc. contracted with Jireh Ventures, Inc., a Florida corporation, to acquire the fee simple interest in the Quadna Four Seasons Resort located in Aitkin County, Minnesota. The resort has an MAI appraisal of $5,000,000 with title being conveyed subject to an indebtedness of $2,000,000. The consideration given to Jireh Ventures, Inc. was 3,000,000 shares of MEDHEALTH Imaging, Inc. common stock. The resort is a recreational complex with skiing and snowmobiling in Winter and swimming, fishing, boating and golf in Summer.

NOTE 2 - ACCOUNTING POLICIES

     Inventories-Inventories are carried at cost not in excess of market.

     Revenue Recognition-Revenues for services rendered and sales for products sold are recognized using the actual basis at the time the service is rendered or the product is delivered.

     Adjustment-The investment in subsidiary account is eliminated against the capital accounts of the subsidiary per generally accepted accounting principles.

     Income Tax-The company has a tax carry forward of approximately $415,000 which may be used in part to offset profit in future years.

     Patent and Design Rights-The cost of product and design rights will be amortized upon the commencement of sales on a straight-line basis of the respective items, which is less than the statutory life of each patent.

NOTE 3-PROPERTY

     Property consists of a resort in Aitkin County, Minnesota. The property has an MAI appraisal value of 5,000,000 and is subject to an existing mortgage in the amount of $2,000,000. The net carrying value is the value of the 3,000,000 shares of common stock, in the opinion of management, issued in exchange for the property.

NOTE 4-COMMON STOCK

     The company has one class of common stock, with each share to one vote, and will receive dividends, when and as declared by the Board of Directors.

NOTE 5-DEVELOPEMENT STAGE COMPANY

     The company had been considered to be in the development stage through March 31, 1995, but has shifted its emphasis to an aggressive marketing of its product lines.

NOTE 6-LEASE COMMITMENTS

     The company does not presently have any long term lease obligations.

NOTE 7-ADJUSTMENTS

     In the opinion of management, all adjustments, if any, have been made which are necessary for a fair statement of the results of the interim periods.

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 10-Q

                   QUARTERLY REPORT UNDER SECTION 13 OR 15(D)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

For Quarter Ended March 31, 1994                 Commission File No. 0-16525


                         JOE FRANKLIN PRODUCTIONS, INC.
             -----------------------------------------------------
             (Exact Name of registrant as specified in its charter)

         Nevada                                                   13-3422108
-------------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

44-37 Douglaston Parkway, Douglaston New York                      11363
-------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code (718) 631-4040

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days,

                   Yes  X                     No
                       ---                       ---

COMMON STOCK OUTSTANDING AS OF MARCH 31, 1994 - 24,103,792, SHARES.





                                  EXHIBIT "D"

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEET
                                  (UNAUDITED)

                                     ASSETS

                                                                                March 31,           June 30,
                                                                                 1994                1993
                                                                              -----------       -----------
Current Assets:
     Cash                                                                     $       -0-       $       -0-
                                                                              -----------       -----------

         TOTAL CURRENT ASSETS                                                 $       -0-       $       -0-
                                                                              -----------       -----------

                          LIABILITIES AND (DEFICIT IN ASSETS)

Current Liabilities:
     Accrued expenses                                                         $    30,452       $    43,766
                                                                                      -0-                -0-
                                                                              -----------       -----------
         TOTAL CURRENT LIABILITIES                                                 30,452            43,766
                                                                              -----------       -----------

(Deficit in Assets):
     Common stock, $.001 par value, authorized
         25,000,000 shares, issued and outstanding
         24,103,792 and 22,283,792 shares                                          24,104            24,104
     Additional paid - in capital                                               1,069,328           957,349
         (Deficit)                                                             (1,123,884)       (1,025,219)
                                                                              -----------       -----------

                                                                                  (30,452)          (43,766)
         TOTAL LIABILITIES AND (DEFICITS IN ASSETS)                           $       -0-       $       -0-
                                                                              ===========       ===========





                       See notes to financial statements

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)



                                    For the Period       For the three months          For the nine months
                                    January 14, 1987       ended March 31,               ended March 31,
                                    (inception) to       --------------------        ----------------------
                                    March 31, 1994       1994            1993         1994            1993
                                    --------------       ----            ----        -----            ----
Revenues                          $     49,672      $      -0-      $      -0-      $      -0-     $    -0-
                                  ------------      ----------      ----------      ----------     --------

Costs and Expenses:
     Festival expenses                  27,500             -0-             -0-             -0-          -0-
     Merger expenses                    21,155             -0-             -0-             -0-          -0-
     General and administrative      1,249,925          11,408          11,884          98,665        36,12
         expenses
     Interest expense                   18,904             -0-             -0-             -0-          -0-
                                  ------------      ----------      ----------      ----------     --------

                                     1,317,484          11,408          11,884          98,665        36,12
                                  ------------      ----------      ----------      ----------     --------

Net (Loss) Before Extraordinary
     Credit                         (1,267,812)        (11,408)        (11,884)        (98,665)      (36,12

Extraordinary Credit:
     Gain on debt restructuring        243,928             -0-             -0-             -0-        87,08
                                  ------------      ----------      ----------      ----------     --------
         (Note 3c)

Net Income (Loss)                 $ (1,023,884)     $  (11,408)     $  (11,884)     $  (98,665)    $ 50,955
                                  ------------      ----------      ----------      ----------     --------

Net Income (Loss) per share              (0.06)          (0.00)          (0.00)          (0.00)        (0.0)

Weighted Average Shares             17,462,937      24,103,792      24,103,792      24,103,792     24,103,7
      Outstanding                 ============      ==========      ==========      ==========     ========

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                                      For the nine
                                                        For the period from           months ended
                                                        January 14, 1987                March 31,
                                                        (inception) to                ------------
                                                        March 31, 1994               1994          1993
                                                        --------------               ----          ----
INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS:
         Cash flows from operating activities:
              Net earnings                            $(1,023,884)                 $(98,665)     $ 50,955
                                                      -----------                  --------      --------
     Adjustment to reconcile income to net cash
         provided by operating activities:
              Depreciation                                  3,133                       -0-           -0-
     Shares issued for services                           289,496
Change in assets and liabilities:
     Increase (decrease) in accrued expenses               30,452                   (13,314)     (106,459)
                                                      -----------                  --------      --------

         TOTAL ADJUSTMENTS                                323,081                   (13,314)     (106,459)

         NET CASH (USED)/PROVIDED BY OPERATIONS          (700,803)                 (111,979)      (55,504)
                                                      -----------                  --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     (Additions) deletions to fixed assets                 (3,133)                      -0-           -0-
                                                      -----------                  --------      --------

         NET CASH (USED) IN INVESTING ACTIVITIES           (3,133)                      -0-           -0-
                                                      -----------                  --------      --------

CASH FLOW FROM FINANCING ACTIVITIES:
     Increase (decrease) in due to shareholders               -0-                       -0-           -0-
     Proceeds from sale of common stock                   600,148                       -0-           -0-
     Capital distribution to shareholders                (100,000)                      -0-        53,684
     Additional paid in capital                           203,788                   111,979         1,820
                                                      -----------                  --------      --------
         NET CASH PROVIDED BY FINANCING ACTIVITIES        703,936                       -0-        55,504

         NET INCREASE (DECREASE) IN CASH AND
         CASH EQUIVALENTS                                     -0-                       -0-           -0-

         CASH AND CASH EQUIVALENTS AT BEGINNING
         OF PERIOD                                            -0-                       -0-           -0-
                                                      -----------                  --------      --------

         CASH AND CASH EQUIVALENTS AT END OF PERIOD           -0-                       -0-           -0-
                                                      ===========                  ========      =========

         CASH PAID FOR INTEREST AND TAXES                     -0-                       -0-           -0-
                                                      ===========                  ========      =========

NON-CASH FINANCING ACTIVITIES:
     Conversion of debt for common stock                  174,944                       -0-           -0-
     Common stock issued for services                 $   289,496                      $-0-          $-0-
                                                      ===========                  ========      =========




                       See notes to financial statements

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

                        NINE MONTHS ENDED MARCH 31, 1994

                                  (UNAUDITED)

1.       BASIS OF PRESENTATION

         Reference is made to the report on Form 10-k for the year ended June 30, 1993.

         The financial statements of the periods ended March 31, 1994 and 1993 are unaudited and include all adjustments which, in the opinion of management, are necessary to a fair statement of the results of operations for the periods then ended. All such adjustments are of a normal recurring nature. The results of the company's operation for an interim period are not necessarily indicative of the results of the Company's operation for a full fiscal year.

2.       DESCRIPTION OF COMPANY

         The company was formed to be an entertainment production and marketing company concentration on the production, repackaging and distribution of nostalgia and memorabilia products.

3.       SIGNIFICANT ACCOUNTING POLICIES

         a.      Financial statements are prepared on an accrual basis.

         b. The collection consists of the nostalgia collection of artifacts, posters, films, records, etc. which have been collected by Mr. Joe Franklin during his career. The collection has been recorded -0- value as the accounting practices of the Staff of the Securities and Exchange Commission does not permit a valuation to be used in light of the fact that Mr. Franklin does not have an auditable carryover basis for his collection.

                 Future expenditures will be recorded at cost and amortized over the estimated useful life of the property.

         c. Per share data has been computed based on average number of shares.

         d. Issuance of common stock for services have been valued at the estimated value of the services performed.

ITEM 1. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

Results of Operations - Three months and nine months ended March 31, 1994

The Company is in the development stage. Accordingly, it has no revenues and has incurred various expenses.

Liquidity and Capital Resources

The Company's present liquidity and capital resources are limited to its cash on hand. Such cash is insufficient to enable the Company to develop its business plans.

PART II

         ITEM 1. LEGAL PROCEEDINGS

                 None

         ITEM 2. CHANGES IN SECURITIES

                 None

         ITEM 3. DEFAULTS UPON SENIOR SECURITIES

                 None

         ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                 None

         ITEM 5. OTHER INFORMATION

                 None

         ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

                 None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.



                                 JOE FRANKLIN PRODUCTIONS, INC.



                                 By:/s/ Gary Paperman, PRESIDENT
                                    -----------------------------------
                                    Gary Paperman, President

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 10-Q

                      QUARTERLY REPORT UNDER SECTION 13 OR
                      15(D) OF THE SECURITIES AND EXCHANGE
                                  ACT OF 1934

For Quarter Ended December 31, 1993              Commission File No. 0-16525

                         JOE FRANKLIN PRODUCTIONS, INC.
       -----------------------------------------------------------------
             (Exact Name of registrant as specified in its charter)

         Nevada                                             13-3422108
------------------------------------------------------------------------------
(State or other jurisdiction of                        (I.R.S. Employer

incorporation or organization)                         Identification No.)

44-37 Douglaston Parkway, Douglaston New York                   11363
------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (718) 631-4040

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days,

                   Yes    X                        No
                        -----                         ----

COMMON STOCK OUTSTANDING AS OF DECEMBER 31, 1993 - 24,103,792, SHARES.

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEET
                                  (UNAUDITED)

                                     ASSETS



                                                                             December 31,   June 30, 1993
                                                                                1993             1993
                                                                            -----------     -----------
Current Assets:
    Cash                                                                    $       -0-     $       -0-
                                                                            -----------     -----------

         TOTAL CURRENT ASSETS                                               $       -0-     $       -0-
                                                                            ===========     ===========

                    LIABILITIES AND (DEFICIT IN ASSETS)

Current Liabilities:
  Accrued expenses                                                          $    30,452     $    43,766
                                                                            -----------     -----------
                                                                                    -0-             -0-

         TOTAL CURRENT LIABILITIES                                               30,452          43,766
                                                                            -----------     -----------

(Deficit in Assets):
    Common stock, $.001 par value, authorized
    25,000,000 shares, issued and outstanding
    24,103,792 and 22,283,792 shares                                             24,104          24,104
   Additional paid - in capital                                               1,057,920         957,349
         (Deficit)                                                           (1,112,476)     (1,025,219)
                                                                            -----------     -----------

                                                                                (30,452)        (43,766)
                                                                            -----------     -----------
         TOTAL LIABILITIES AND (DEFICITS IN ASSETS)                         $       -0-     $       -0-
                                                                            ===========     ===========





                       See notes to financial statements

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)


                                 For the Period
                                 January 14, 1987     For the three months        For the six months
                                 (inception) to          ended December 31,        ended December 31,
                                 December 31, 1993      1993          1992           1993           1992
                                 -----------------      -----         ----           ----           ----
Revenues                          $     49,672    $        -0-    $        -0-    $        -0-         $-0-
                                  ------------    ------------    ------------    ------------         ----

Costs and Expenses:
     Festival expenses                  27,500             -0-             -0-             -0-          -0-
     Merger expenses                    21,155             -0-             -0-             -0-          -0-
     General and administrative      1,238,517          30,336          22,643          87,257          24,?
         expenses
     Interest expense                   18,904             -0-             -0-             -0-          -0-
                                  ------------    ------------    ------------    ------------         ----

                                     1,306,076          30,336          22,643          87,257          24, ?
                                  ------------    ------------    ------------    ------------         ----

Net (Loss) Before Extraordinary
     Credit                         (1,256,404)        (30,336)        (22,643)        (87,257)        (24, ?

Extraordinary Credit:
     Gain on debt restructuring        243,928             -0-          87,082             -0-          87, ?
                                  ------------    ------------    ------------    ------------         ----
         (Note 3c)

Net Income (Loss)                 $ (1,012,476)   $    (30,336)   $     64,439    $    (87,257)        $62, ?
                                  ------------    ------------    ------------    ------------         ----

Net Income (Loss) per share              (0.06)          (0.00)          (0.00)          (0.00)         (0)

Weighted Average Shares             17,224,343      24,103,792      24,103,792      24,103,792      23,193, ?
                                  ============    ============    ============    ============         ====
     Outstanding

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                                  For the nine
                                                      For the period from         months ended
                                                      January 14, 1987            December 31,
                                                      (inception) to              ------------
                                                      December 31, 1993        1993           1992
                                                      -----------------        ----           ----
INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS:
         Cash flows from operating activities:
              Net earnings                            $(1,012,476)           $ (87,257)   $   62,839
                                                      ------------           ----------   ----------
     Adjustment to reconcile income to net cash
         provided by operating activities:
              Depreciation                                  3,133                  -0-           -0-
     Shares issued for services                           289,496
Change in assets and liabilities:
     Increase (decrease) in accrued expenses               30,452              (13,314)    (107,959)
                                                      ------------           ----------   ----------

         TOTAL ADJUSTMENTS                                323,081              (13,314)    (107,959)

         NET CASH (USED)/PROVIDED BY OPERATIONS          (689,395)            (100,571)     (45,120)
                                                      ------------           ----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     (Additions) deletions to fixed assets                 (3,133)                 -0-           -0-
                                                      ------------           ----------   ----------

         NET CASH (USED) IN INVESTING ACTIVITIES           (3,133)                 -0-           -0-
                                                      ------------           ----------   ----------

CASH FLOW FROM FINANCING ACTIVITIES:
     Increase (decrease) in due to shareholders               -0-                  -0-           -0-
     Proceeds from sale of common stock                   600,148                  -0-           -0-
     Capital distribution to shareholders                (100,000)                 -0-           -0-
     Additional paid in capital                           192,380              100,571        45,120
                                                      ------------           ----------   ----------
         NET CASH PROVIDED BY FINANCING ACTIVITIES        692,528                  -0-        45,120

         NET INCREASE (DECREASE) IN CASH AND
         CASH EQUIVALENTS                                     -0-                   -0-          -0-

         CASH AND CASH EQUIVALENTS AT BEGINNING
         OF PERIOD                                            -0-                   -0-          -0-
                                                      ------------           ----------   ----------
         CASH AND CASH EQUIVALENTS AT END OF PERIOD           -0-                   -0-          -0-
                                                      ============           ==========   ==========

         CASH PAID FOR INTEREST AND TAXES                     -0-                   -0-          -0-
                                                      ============           ==========   ==========

NON-CASH FINANCING ACTIVITIES:
     Conversion of debt for common stock                  174,944                   -0-          -0-
     Common stock issued for services                 $   289,496            $      -0-   $      -0-
                                                      ============           ==========   ==========


                       See notes to financial statements

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

                      SIX MONTHS ENDED DECEMBER 31, 1993

                                  (UNAUDITED)

1.       BASIS OF PRESENTATION

         Reference is made to the report on Form 10-k for the year ended June 30, 1993.

         The financial statements of the periods ended December 31, 1993 and 1992 are unaudited and include all adjustments which, in the opinion of management, are necessary to a fair statement of the results of operations for the periods then ended. All such adjustments are of a normal recurring nature. The results of the company's operation for an interim period are not necessarily indicative of the results of the Company's operation for a full fiscal year.

2.       DESCRIPTION OF COMPANY

         The company was formed to be an entertainment production and marketing company concentration on the production, repackaging and distribution of nostalgia and memorabilia products.

3.       SIGNIFICANT ACCOUNTING POLICIES

         a.       Financial statements are prepared on an accrual basis.

         b. The collection consists of the nostalgia collection of artifacts, posters, films, records, etc. which have been collected by Mr. Joe Franklin during his career. The collection has been recorded -0- value as the accounting practices of the Staff of the Securities and Exchange Commission does not permit a valuation to be used in light of the fact that Mr. Franklin does not have an auditable carryover basis for his collection.

                  Future expenditures will be recorded at cost and amortized over the estimated useful life of the property.

         c. Per share data has been computed based on average number of shares.

         d. Issuance of common stock for services have been valued at the estimated value of the services performed.

ITEM 1. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

Results of Operations - Three months and six months ended December 31, 1993

The Company is in the development stage. Accordingly, it has no revenues and has incurred various expenses.

Liquidity and Capital Resources

The Company's present liquidity and capital resources are limited to its cash on hand. Such cash is insufficient to enable the Company to develop its business plans.

PART II

         ITEM 1. LEGAL PROCEEDINGS

                 None

         ITEM 2. CHANGES IN SECURITIES

                 None

         ITEM 3. DEFAULTS UPON SENIOR SECURITIES

                 None

         ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                 None

         ITEM 5. OTHER INFORMATION

                 None

         ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

                 None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                               JOE FRANKLIN PRODUCTIONS, INC.



                             By:  /s/ Gary Paperman, PRESIDENT
                                 -------------------------------
                                 Gary Paperman, President

                             WASHINGTON, D.C. 20549

                                   FORM 10-Q

                      QUARTERLY REPORT UNDER SECTION 13 OR 15(D)
                      OF THE SECURITIES AND EXCHANGE ACT OF 1934

For Quarter Ended September 30, 1993            Commission File No. 0-16525


                         JOE FRANKLIN PRODUCTIONS, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                                                  13-3422108
------------------------------------------------------------------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

44-37 Douglaston Parkway, Douglaston New York                    11363
------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code (718) 631-4040

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days,

                   Yes    X                        No
                        ----                          -----


COMMON STOCK OUTSTANDING AS OF SEPTEMBER 30, 1993 - 24,103,792, SHARES.

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEET
                                  (UNAUDITED)

                                     ASSETS



                                                                      September 30,      June 30,
                                                                          1993             1993
                                                                      ----------      -----------
Current Assets:
     Cash                                                             $      -0-      $       -0-
                                                                      ----------      -----------

     TOTAL CURRENT ASSETS                                             $      -0-      $       -0-
                                                                      ==========       ==========


                           LIABILITIES AND (DEFICIT IN ASSETS)

Current Liabilities:
     Accrued expenses                                                 $   32,452      $    43,766
                                                                      ----------      -----------

     TOTAL CURRENT LIABILITIES                                            32,452           43,766
                                                                      ----------      -----------

(Deficit in Assets):
     Common stock, $.001 par value, authorized
         25,000,000 shares, issued and outstanding
         24,103,792 and 22,283,792 shares                                 24,104           24,104
     Additional paid - in capital                                      1,025,584          957,349
         (Deficit)                                                    (1,082,140)      (1,025,219)
                                                                      ----------      -----------

                                                                         (32,452)         (43,766)
                                                                      ----------      -----------

         TOTAL LIABILITIES AND (DEFICITS IN ASSETS)                   $      -0-       $      -0-
                                                                      ==========       ==========





                       See notes to financial statements

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                         For the
                                                        period from
                                                      January 14, 1987      For the three months
                                                       (inception) to        ended September 30,
                                                     September 30, 1993      1993         1992
                                                     ------------------      ----         ----
INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS:
     Cash flows from operating activities:
         Net earnings                                $(982,140)               $(56,921)    $ (1,600)
                                                     ---------                ---------    ---------
Adjustment to reconcile income to net cash
         provided by operating activities:
         Depreciation                                    3,133                      -0-          -0-
         Shares issued for services                    289,496                      -0-          -0-
         Contribution to Capital                       160,044                   68,235          -0-

Change in assets and liabilities:
     Increase (decrease) in accrued expenses            32,452                 (11,314)        1,600
                                                     ---------                ---------    ---------

         TOTAL ADJUSTMENTS                             485,125                  56,921         1,600

         NET CASH (USED)/PROVIDED BY OPERATIONS       (497,015)                     -0-          -0-
                                                     ---------                ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     (Additions) deletions to fixed assets              (3,133)                     -0-          -0-
                                                     ---------                ---------    ---------

         NET CASH (USED) IN INVESTING ACTIVITIES        (3,133)                     -0-          -0-
                                                     ---------                ---------    ---------

CASH FLOW FROM FINANCING ACTIVITIES:
     Proceeds from sale of common stock                600,148                      -0-          -0-
     Capital distribution to shareholders             (100,000)                     -0-          -0-
                                                     ---------                ---------    ---------

         NET CASH PROVIDED BY FINANCING ACTIVITIES     500,148                      -0-          -0-
                                                     ---------                ---------    ---------

NET INCREASE (DECREASE) IN CASH AND CASH
     EQUIVALENTS                                           -0-                      -0-          -0-

CASH AND CASH EQUIVALENTS AT BEGINNING
     OF PERIOD                                             -0-                      -0-          -0-
                                                     =========                =========    =========

CASH AND CASH EQUIVALENTS AT END OF PERIOD                 -0-                      -0-          -0-
                                                     =========                =========    =========

CASH PAID FOR INTEREST AND TAXES                           -0-                      -0-          -0-
                                                     =========                =========    =========

NON-CASH FINANCING ACTIVITIES:
     Conversion of debt for common stock             $ 174,944                $     -0-    $     -0-
                                                     =========                =========    =========

Common stock issued for services                     $ 289,496                $     -0-    $     -0-
                                                     =========                =========    =========

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)


                                  For the Period
                                   January 14, 1987         For the three months
                                   (inception) to           ended September 30,
                                  September 30, 1993        1993           1992
                                  ------------------        ----           ----
Revenues                          $     49,672             $        -0-     $      -0-
                                  ------------             ------------     ----------

Costs and Expenses:
     Festival expenses                  27,500                      -0-            -0-
     Merger expenses                    21,155                      -0-            -0-
     General and administrative
         expenses                    1,208,181                   56,921          1,600
     Interest expense                   18,904                      -0-            -0-
                                  ------------             ------------     ----------

                                     1,275,740                   56,921          1,600
                                  ------------             ------------     ----------

NET (LOSS) BEFORE EXTRAORDINARY
     CREDIT                         (1,226,068)                 (56,921)        (1,600)

Extraordinary Credit:
     Gain on debt restructuring
         (Note 3c)                     243,928                      -0-            -0-
                                  ------------             ------------     ----------


NET INCOME (LOSS)                 $   (982,140)            $    (56,921)    $   (1,600)
                                  ============             ============     ==========

NET INCOME (LOSS) PER SHARE       $      (0.06)            $      (0.00)    $    (0.00)
                                  ============             ============     ==========

WEIGHTED AVERAGE SHARES
     OUTSTANDING                    16,967,966               24,103,792     22,283,792
                                  ============             ============     ==========




                       See notes to financial statements

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

                     THREE MONTHS ENDED SEPTEMBER 30, 1993

                                  (UNAUDITED)

1.       BASIS OF PRESENTATION

         Reference is made to the report on Form 10-k for the year ended June 30, 1993.

         The financial statements of the periods ended September 30, 1993 and 1992 are unaudited and include all adjustments which, in the opinion of management, are necessary to a fair statement of the results of operations for the periods then ended. All such adjustments are of a normal recurring nature. The results of the company's operation for an interim period are not necessarily indicative of the results of the Company's operation for a full fiscal year.

2.       DESCRIPTION OF COMPANY

         The company was formed to be an entertainment production and marketing company concentration on the production, repackaging and distribution of nostalgia and memorabilia products.

3.       SIGNIFICANT ACCOUNTING POLICIES

         a.       Financial statements are prepared on an accrual basis.

         b. The collection consists of the nostalgia collection of artifacts, posters, films, records, etc. which have been collected by Mr. Joe Franklin during his career. The collection has been recorded -0- value as the accounting practices of the Staff of the Securities and Exchange Commission does not permit a valuation to be used in light of the fact that Mr. Franklin does not have an auditable carryover basis for his collection.

                  Future expenditures will be recorded at cost and amortized over the estimated useful life of the property.

         c. Per share data has been computed based on average number of shares.

         d. Issuance of common stock for services have been valued at the estimated value of the services performed.

ITEM 1. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

Results of Operations - Three months ended
September 30, 1993 and September 30, 1992

The Company is in the development stage. Accordingly, it has no revenues and has incurred various expenses.

Liquidity and Capital Resources

The Company's present liquidity and capital resources are limited to its cash on hand. Such cash is insufficient to enable the Company to develop its business plans.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.



                                    JOE FRANKLIN PRODUCTIONS, INC.



                                By:  /s/ Gary Paperman, PRESIDENT
                                   ---------------------------------------
                                    Gary Paperman, President

                                    FORM 10-K
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


              ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

FOR THE FISCAL YEAR ENDED JUNE 30, 1993           COMMISSION FILE NUMBER 0-16525

                         JOE FRANKLIN PRODUCTIONS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Nevada                                       13-3422108
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

        4437 Douglaston Parkway
        Douglaston, New York                                 11363
--------------------------------------------------------------------------------
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code       (718) 631-4040
                                                         --------------

Securities registered pursuant to Section 12(b) of the Act:


                                                      Name of each exchange
Title of each class                                    on which registered

       None                                                    None
-------------------                                   ---------------------

          Securities registered pursuant to Section 12(g) of the Act:

                         Common Stock -- $.001 Par Value
                         -------------------------------
                                (Title of class)


         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                  Yes  X    No
                      ---      ---

         The number of shares of the voting stock of the registrant outstanding as of November 12, 1993 was 24,103,792 shares of common stock. The aggregate market value of the common stock held by non-affiliates of the registrant on such date was approximately $1,526,773.00 based upon the average of the bid and asked prices of the common stock, as reported in the over-the-counter NASD Electronic Bulletin Board.

                                     PART I

Item 1. Business

(a) General Development of Business.

         Joe Franklin Productions, Inc. (the "Company") was an entertainment production marketing company engaged in production and distribution of memorabilia products relating to nostalgia.

         From August, 1990 to on or about December 1, 1991, the Company was also engaged in the development of a facsimile services business (the "Fax Services") providing world-wide facsimile transmission and receiving capabilities on high-speed digital communications technology.

         The Company ceased the active operation of its business including, without limitation, the Fax Services on or about December 1, 1991.

         On or about August 3, 1992 the Company commenced active operation of its business with the signing of an Agreement dated August 3, 1992 between the Company, certain of its principals and Commonwealth Asset Management Corp.

         An Agreement dated October 29, 1993 (the "Agreement") was also entered into between the Company, Sports Heroes, Inc. ("SHI"), a Delaware and NASDAQ listed public company located at 550 Kinderkamack Road, Oradell, New Jersey 07649, King of Nostalgia, Inc. ("KNI"), a New York corporation formed on October 29, 1993 and a wholly-owned subsidiary of the Company located at 4437 Douglaston Parkway, Douglaston, New York 11363, Entertainment Heroes, Ltd. ("EHL"), a Delaware corporation and a wholly-owned subsidiary of SHI located at 550 Kinderkamack Road, Oradell, New Jersey 07649 and Entertainment Legends, L.P. (the "Partnership"), a New Jersey limited partnership located at 550 Kinderkamack Road, Oradell, New Jersey 07649.

         The Agreement provides for the formation of the Partnership to engage in the following business activities: (i) to market, distribute, sell, license, lease or rent the "Joe Franklin Memorabilia" consisting of but not limited to silent, sound and feature films, records, photographs, prints, magazines, radio memorabilia and other original and one-of-a-kind items (the "Memorabilia") and/or reproductions of the Memorabilia, (ii) to purchase, acquire, market, sell, license, lease, rent or otherwise deal in other entertainment memorabilia relating to nostalgia and (iii) to develop and implement such other revenue producing entertainment products from the Memorabilia and other purchased and/or acquired memorabilia.

         KNI and EHL are the general partners of the Partnership and the Company, SHI and an unaffiliated third party are the limited partners of the Partnership.

         The Agreement also provides, in part, that (i) the Company is to receive 5% of the Partnership's gross revenues and, as a limited partner of the Partnership, 44.1% of 99% of the Partnership's profits and losses, SHI is to receive, as a limited partner of the Partnership, 51% of 99% of the Partnership's profits and losses and an unaffiliated third party is to receive, as a limited partner of the Partnership, 4.9% of 99% of the Partnership's profits and losses, (ii) the Company shall concurrently therewith deliver a Bill of Sale for the sale, assignment and transfer to the Partnership of the Memorabilia which Bill of Sale is to be delivered into escrow with the Company's attorneys and released from escrow pursuant to the Agreement and an Escrow Agreement and (iii) in consideration thereof, SHI shall concurrently therewith issue share certificates for 200,000 restricted shares of SHI common stock, $.001 par value (the "Shares"), 185,000 shares issued to the Company and, in consideration for legal services rendered in this transaction by the law firm of Doros & Brescia, P.C., the Company's attorneys, 13,500 shares issued to a member of the law firm and 1,500 shares issues to an associate of the law firm, which Share certificates are to be delivered into escrow with SHI's attorneys and released from escrow pursuant to the Agreement and an Escrow Agreement and (iv) such other terms and conditions as more fully set forth in the Agreement.

         Pursuant to the Agreement, on October 29, 1993 the Company delivered into escrow with the Company's attorneys a Bill of Sale for the sale, assignment and transfer to the Partnership of the Memorabilia and shortly thereafter, delivered the Memorabilia to the Partnership.

         The Agreement also provides, in part, that the Agreement shall be abandoned and terminated if any of the following events shall occur:

         a. In the event the required approval of the Agreement by the Company's shareholders is not obtained within 30 days from the date of the Agreement.

         b. In the event the required independent appraisal values the Memorabilia at less than $1,000,000, then for a period of 10 days from the appraisal date SHI shall have the option to abandon and terminate the Agreement.

         c. In the event SHI does receive approval of the Agreement by its lender, Belgrave Investment Trust, N.V. and SHI's Board of Directors within seven (7) business days from the date of the Agreement.

         By an Amendment dated November 18, 1993, which amended the Agreement, in part, the time for the Company to obtain approval of the Agreement by the Company's shareholders was extended to December 18, 1993. At a special meeting of the Company's shareholders held on December 17, 1993 at 10:00 a.m. at the Company's offices the Company's shareholders approved the Agreement.

         Also by the Amendment dated November 18, 1993 and by further Amendment dated December 20, 1993 the time for SHI to obtain approval of its lender, Belgrave Investment Trust, N.V., and its Board of Directors was extended to January 31, 1994. To date the Company has not received the required written notice from SHI as to whether such approvals were obtained.

         In the event the Agreement is abandoned and terminated for any of the foregoing events, the 200,000 shares of SHI common stock being held in escrow shall be released from escrow and returned to SHI and all right, title and interest to the Shares shall revert to SHI and the Bill of Sale for the Memorabilia shall be released from escrow and returned to the Company, all right, title and interest to the Memorabilia shall revert to the Company and the Memorabilia shall be returned to the Company.

         The Company conducts business from its principal executive office at 4437 Douglaston Parkway, Douglaston, New York 11363.

         Joe Franklin Productions, Inc. filed its certificate of incorporation under the name "Asset Development Corporation" with the State of Nevada on January 14, 1987, and thereafter Joe Franklin Productions, Inc., a Delaware corporation organized on June 26, 1987, merged into Asset Development Corporation and Asset Development Corporation changed its name to Joe Franklin Productions, Inc.

         The Company is a development state enterprise. Since the

Company ceased the active operation of its business on or about December 1, 1991, the Company has not received any revenues from its operations nor has it received any revenues from the Partnership's operations.

         In addition, the Company will seek to engage in other businesses related to the entertainment industry including, without limitation, those relating to memorabilia and nostalgia.

(b) Financial Information About Industry Segments.

         Financial information concerning the Company's business is included and incorporated by reference in Part II and Part IV of this Form 10-K. Because the Company is still in the development stage, the industry segments in which the Company engages are not separately stated.

(c) Narrative Description of Business.

         The Company is engaged in the business of entertainment memorabilia relating to nostalgia as a party to the Agreement wherein the Company is a limited partner of the Partnership whose business is the marketing of the Joe Franklin Memorabilia and other acquired entertainment memorabilia relating to nostalgia. The Company's wholly-owned subsidiary, KNI, serves as a general partner of the Partnership.

         Under the terms of the Agreement, the Company is transferring, subject to certain conditions in the Agreement including without limitation, the provisions in the Agreement relating to the abandonment and termination of the Agreement, all of its right, title and interest in the Joe Franklin Memorabilia to the Partnership.

         The Joe Franklin Memorabilia was amassed during Joe Franklin's 35-year show business career and contains many one-of-a-kind items and includes rare films dating back to the silent film era, silent and short subjects, two-reel silent films, feature films, photographs, phonograph records, posters, lobby cards and other memorabilia items. Among these items are original programs for the film classic "Gone with the Wind," one of the world's foremost archive collections of Eddie Cantor phonograph records and photographs, films featuring Lon Chaney, Boris Karlof and the rare film "Chaplin's Art of Comedy" staring Charlie Chaplin and original one-of-a-kind color posters for the films "The Jolson Story" and "Jolson Sings Again". Joe Franklin, known as the "King of Nostalgia" to his fans, will be involved with the Partnership when requested and subject to certain conditions in projects aimed toward sharing this collection with the consuming public and other collectors. The market for memorabilia and nostalgia items continues to grow as many Americans literally try to hold on to a piece of their past. In addition, the Company believes that the unique collection of Joe Franklin Memorabilia will enable the Partnership to compete successfully in this growing industry.

         As a limited partner of the Partnership, the Company is entitled to receive 44.1% of 99% of the Partnership's profits and losses and as a general partner, KNI is entitled to receive 49% of 1% of the Partnership's profits and losses. In addition, the Company is receiving, subject to certain conditions, up to 185,000 restricted shares of SHI's common stock and 5% of the Partnership's gross revenues.

         Under the terms of the Agreement, the Company has reserved the right to reproduce and/or borrow any of the films included in the Joe

Franklin Memorabilia prior to any such films being sold or delivered out of the possession of the Partnership and to use such films and to edit and re-edit the films in any manner and to take extracts thereof for any purpose including, without limitation, use of the films for the Company's business, and the copyright and/or trademark of the content.

         The films contained in the Joe Franklin Collection were at one time protected by the copyright laws of the United States. Neither the Company, the Partnership nor Joe Franklin has copyright protection for any of the films contained in the collection. Moreover, the Company believes that the copyright protection for a majority of the older films in the Joe Franklin Collection may have expired due to the passage of time and the failure to renew the copyrights. As such, these films are considered to be in the public domain and anyone in lawful possession of a negative or print may use the film. There is no assurance that the Company will be able to use the films for commercial purposes at any time. If the Company determines that it is able to use the films within the Joe Franklin Collection as authorized by the Agreement, it may repackage the films utilizing in some manner the Joe Franklin name and image. It is contemplated that if repackaging of films is undertaken, such distribution would include the home video market and would feature introductions by Joe Franklin.

         Magazine Publication. In December 1989, Company entered into an agreement with UGIC Enterprises, Inc. ("UGIC") for the publication by UGIC of a magazine, the principal subject matter of which is nostalgia. The title is "Joe Franklin's Nostalgia" and includes therein certain editorial material under Joe Franklin's byline, as well as utilizing materials from the Joe Franklin Collection. In consideration of the rights granted to UGIC, the Company has been granted a 35% royalty interest in the profits of UGIC (as more fully described in the agreement). Additionally, if UGIC wishes to sell the magazine, the Company shall be entitled to receive 35% of the net proceeds therefrom. UGIC has ceased production of the magazine in fiscal 1991, accordingly there have been no profits to accrue.

         General. The Company intends to also engage in businesses which do not conflict with the Partnership's business . Such businesses include, without limitation, publication of any and all newsletters and/or magazines, production and syndication of any and all radio, broadcast, television, cable, microwave cable, video products and/or movies, publication and distribution of greeting cards and books and theatrical productions and the marketing of the films included in the Joe Franklin Memorabilia, which businesses have been expressly reserved under the Agreement as businesses in which the Company may engage.

         Radio and television host Joe Franklin is a director of the Company. He recently retired after 43 years as the host of his television talk show the Joe Franklin Show. Thousands of radio listeners currently tune into his weekly radio "Memory Lane" broadcasts on WOR and WBBR. The general public have come to equate Joe Franklin with "Memory Lane" nostalgia. Based on the visibility, knowledge and mass appeal of Joe Franklin, the Company believes it is well positioned to engage in many phases of the nostalgia and related entertainment product industry.

         Competition. The Company competes with other nostalgia/memorabilia entertainment production and distribution companies, other memorabilia manufacturers, suppliers, sales organizations, producers and film distributors that have substantially greater financial resources and more extensive experience and facilities to market and promote their respective business.

         Employees. The Company has no full-time employees working due to the lack of working capital.

Item 2. Properties.

         The Company does not own any property. The Company utilizes for a nominal monthly charge an executive office provided by Commonwealth Asset Management Corp., located at 44-37 Douglaston Parkway, Douglaston, New York 11363.

Item 3. Legal Proceedings.

         The Company is not involved in any material legal proceedings.

Item 4. Submission of Matters to a Vote of Security Holders.

         The Agreement requires approval of the Company's shareholders. A Special Meeting of Shareholders of the Company was called for December 17, 1993 at 10:00 A.M. at the Company's offices to consider and vote upon the approval or rejection of the Agreement. At such shareholder's meeting the Agreement was approved.

                                     PART II

Item 5. Market for Registrant's Common Equity and Related Stockholder Matters.

         The common stock of the Company (the "Common Stock") is traded in the over-the-counter market and since July 1990 has been quoted through the over-the-counter NASD Electronic Bulletin Board under the symbol: "3FNJD." At the current time, there is a limited public market for the Common Stock and trading is sporadic and limited. The following table sets forth, for the periods indicated, the high and low bid and asked quotations for the Common Stock during the two most recent fiscal years as reported on the National Daily Quotation Service "pink sheets." The prices represent quotations between dealers, without adjustment for retail mark up, mark down or commission, and do not necessarily represent actual transactions.

                               Bid                   Asked
                         --------------        ----------------
                          High     Low          High       Low
                          ----     ---          ----       ---
        Fiscal 1991
        -----------
    1st Quarter           .04      .02          5/32       .10

    2nd Quarter           1/8      .02           5/8       .10

    3rd Quarter           1/8      .02           5/8       .20

    4th Quarter           .02      .02           .20       .20


        Fiscal 1992
        -----------
    1st Quarter           .02      .02           .20       .20

    2nd Quarter          1/16      .02           1/4       .20

    3rd Quarter           .02      .02           .20       .20

    4th Quarter           .02      .02           .20       .20

        Fiscal 1993
        -----------
    1st Quarter           1/16     1/32         5/16       5/32

    2nd Quarter            1/8     1/32          1/2       5/32

    3rd Quarter            .09     1/32          1/4        1/8

    4th Quarter           1/16      .01         3/16        .04

         The Company has not paid any cash dividends on its Common Stock since its incorporation and it is anticipated that, for the foreseeable future, earnings, if any, will continue to be retained for use in its business.

         As of November 12, 1993, the approximate number of record holders of the Company's Common Stock was 141. The number of record holders of Company Warrants is two.

Item 6. Selected Financial Data.

         The following selected financial data for the five years ended June 30, 1993 is derived from the financial statements of the Company. The data presented in the table below should be read in conjunction with the financial statements, related notes and other financial information included elsewhere in this Report.

(In thousands - except per share amounts)

                                                 For the year ended
                                                       June 30,
                                    -------------------------------------------
                                     1993      1992      1991     1990    1989
                                    ------    ------    -----    -----    -----
Revenues                            $   --    $   --    $   9    $   1    $  12
                                    ======    ======    =====    =====    =====

Net (loss) before
  extraordinary credit              $  (92)   $  (10)   $(325)   $(199)   $ 297)
                                    ======    ======    =====    =====    =====

Net (loss) per share
  before extraordinary credit       $ (.00)   $ (.00)   $(.02)   $(.01)   $(.02)
                                    ======    ======    =====    =====    =====

Total assets at period
  end                               $   --    $   --    $  --    $  --    $  --
                                    ======    ======    =====    =====    =====

Long-term obligations
  at period end                     $   --    $   --    $  --    $  --    $  --
                                    ======    ======    =====    =====    =====

Dividends                             None      None     None     None     None
                                    ======    ======    =====    =====    =====

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operation.

         The Company is a development-stage enterprise that has depended primarily upon loans, the sale of equity and recent contributions to capital made by Commonwealth Asset Management Corp. to finance its operations. During the Company's fiscal year ending June 30, 1993 Commonwealth Asset Management Corp. advanced to the Company $92,000 for operating expenses and payments made in settlement of Company liabilities, which amount was contributed to the capital of the Company.

Liquidity and Capital Resources

         The Company's working capital deficiency decreased from $182,000 at June 30, 1992 to $44,000 at June 30, 1993. The net loss for the year ended June 30, 1993 before extraordinary credit of $92,000 was substantially funded by its shareholder Commonwealth Asset Management Corp. To date, the Company has been dependent on outside financing. The Company has had no sources of outside financing other than the exercise of warrants, stockholder loans and contributions to capital by Commonwealth Asset Management Corp.

         The Company has no material commitments for capital expenditures as of June 30, 1993.

         The Company will require substantial additional capital to implement the business plan of the Company. It cannot be determined when the Company will obtain such capital to fund the implementation of the business plan.

Impact of Inflation

         Because the Company reflects price escalation in its quotations to its customers and in its estimation of costs for materials and labor, management of the Company believes that inflation will not have any material impact on the business of the Company.

Item 8.  Financial Statements and Supplementary Data.

         The financial statements and schedules listed in the accompanying Index to Financial Statements are attached hereto and files as a part of this Report under Item 14 on Pages F-1 through F-12.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

         On November 10, 1993, the client/auditor relationship between Feldman Radin & Co., P.C. and the Company ended as the accounting firm informed the Registrant that it was not independent until its prior fees had been paid.

         Feldman Radin & Co., P.C.'s report on the financial statements for the years ended June 30, 1992 and 1991 were modified as the Company's financial condition raised substantial doubt about its ability to continue as a going concern.

         The change of accountants was approved by the Company's Board of Directors.

         There were no disagreements with the former accountants on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure.

         On November 10, 1993 the Company engaged as its certifying accountants Abrams & Sprung, 515 Madison Avenue, New York, New York 10022.

                                    PART III

Item 10. Directors and Executive Officers of the Registrant.

         The Company's bylaws provide that the number of members of the Board of Directors shall be between seven and fifteen as determined from time to time by the Board of Directors. On October 22, 1990, a resolution was approved by the Board of Directors changing the number of directors from three to seven. The members of the Board of Directors serve until the next annual meeting of the shareholders of the Company and until their respective successors are elected and qualified. On August 3, 1992 the Company and certain major shareholders entered into an agreement the ("Agreement") whereby Commonwealth Asset Management Corp. ("Commonwealth") agreed among other things to acquire 13,000,000 shares of the Company's common stock. The Agreement provided in part that all former executives retire as officers, directors and employees of the Company with the exception that under the Agreement Joe Franklin will remain as a Company director. As such, the names, ages and positions of the Company's directors and executive officers as of December 31, 1992 are listed below:

Name              Age      Position(s) with the Company                First Elected
----              ---      ----------------------------                -------------
Joe Franklin      62       Director                                         1987

Gary Paperman     42       President, Director, Secretary                   1992
                            and Treasurer

         Joe Franklin has been a Director of the Company since 1987. From 1987 to August 1989, Mr. Franklin also served as Chairman of the Board of the Company. Mr. Franklin has been a radio and television host for over forty years on such programs as "Memory Lane", a weekly radio broadcast and "The Joe Franklin Show", a nightly television talk show.

         Gary Paperman has been President, Director, Secretary and Treasurer of the Company since 1992. In addition, Mr. Paperman is the President of Commonwealth Asset Management Corp., an investment firm in New York.

Item 11. Executive Compensation.

         No executive officer of the Company received any cash compensation from the Company during the fiscal year ended June 30, 1993. In lieu of $3,846.20 in salary for the salary period March 25, 1993 to August 11, 1993, Joe Franklin received a Warrant for the purchase of 600,000 shares of the Company's common stock on a net exercise basis at seventy-five cents ($.75) per share exercisable on or prior to July 31, 1998.

         For the fiscal year ended June 30, 1993 the Company had no business operations or employees.

         On August 3, 1992 the Company and certain major shareholders entered into an agreement (the "Agreement") whereby Commonwealth Asset Management Corp. ("Commonwealth") agreed among other things to acquire 13,000,000 shares of the Company's common stock. The Agreement provided in part that executive compensation due to Jonathan Braun would be settled in full by a payment by Commonwealth to Jonathan Braun of $5,000 in full settlement thereof and executive compensation due Dr. Julia Sladek would be settled in full by a payment by Commonwealth to Dr. Julia Sladek of $22,500.00. All former executives waived their executive compensation, if any, and have signed general releases to the Company to such effect.

         All former executives have retired as officers, directors and employees of the company with the exception that under the Agreement Joe Franklin remained as a Company Director as on October 21, 1992 and entered into an Employment and Performance Agreement providing for a $10,000 per annum salary commencing six months from the date of execution of the Employment and Performance Agreement.

Item 12. Security Ownership of Certain Beneficial Owners and Management.

         The following table sets forth as of November 12, 1993 the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director of the Company and (iii) all officers and directors of the Company as a group.

   Name and Address of                 Amount and Nature of         Percent
Beneficial Ownership (1)(2)            Beneficial Ownership        of Class
---------------------------            --------------------        --------
Commonwealth Asset Management Corp.           13,000,000               54%
4437 Douglaston Parkway
Douglaston, New York 11363

Joe Franklin                                     970,000                4%
Joe Franklin Productions, Inc.
1775 Broadway - 7th Floor
New York, New York 10019

All Officers and Directors                       970,000                4%

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

(2) Includes outstanding Warrant No. 102 dated August 12, 1993 issued to Joe Franklin for the purchase of 570,000 common shares at seventy-five cents ($.75) per share exercisable at any time through July 31, 1998.

Item 13. Certain Relationships and Related Transactions.

         On August 3, 1992 the Company and certain major shareholders entered into agreement (the "Agreement") whereby Commonwealth Asset Management Corp. ("Commonwealth") agreed among other things to acquire 13,000,000 shares of the Company's common stock (the "Shares"), in the following manner: 9,700,000 shares of common stock from Dr. Julia Sladek out of the total of 10,700,000 issued and outstanding in her name leaving a balance of 1,000,000 shares of common stock issued and outstanding in the name of Dr. Julia Sladek, 1,650,000 shares of common stock from Moshe H. Ovadya out of a total of 1,800,000 shares of common stock issued and outstanding in his name leaving a balance of 150,000 shares of common stock issued in the name of Moshe M. Ovadya and 1,650,000 shares of common stock from Cem M. Ovadya out of a total of 1,800,000 shares of common stock issued and outstanding in his name leaving a balance of 150,000 shares of common stock issued and outstanding in his name.

         In addition, the Agreement provides that in consideration for certain services as finders provided by Robert C. Galler ("Galler") and Karen Moore ("Moore") on behalf of the Company and Commonwealth, Galler received 1,000,000 restricted shares of the Company's common stock and Moore received 500,000 restricted shares of the Company's common stock.

         On October 21, 1992 Joe Franklin and the Company entered into an Employment and performance Agreement whereby Joe Franklin was employed by the Company for seven years at a salary of $10,000 per annum commencing six months from the date thereof and is required to devote as much time to the business affairs of the company as may be required to perform his duties thereunder.

                                     PART IV

Item 14. Exhibits, Financial Statement Schedules, and Reports on Form 8-K.

(a) The following documents are filed as part of this report on Form 10-K.

         1.       Financial Statements

                  Independent Auditors' Report
                  Balance Sheets
                  Statements of Operations
                  Statements of Shareholders' Equity
                  Statements of Cash Flows
                  Notes to Financial Statements.

         2.       Schedules to Financial Statements

         All schedules are omitted, as the information is not required, is not material or is otherwise furnished.

         3.       Exhibits

         The following exhibits are being filed with this Annual Report on Form 10-K and/or are incorporation by reference therein in accordance with the designated footnote references.

         3.1      Amended Articles of Incorporation (1).

         3.2      Amended By Laws (2).

         22.      List of Subsidiaries of the Registrant:
                           King of Nostalgia, Inc.

-------------------------
(1) Filed with the Company's 1989 Annual Report on Form 10-K and incorporated by reference.

(2) Filed with the Company's Post-Effective Amendment No. 2 dated September 17, 1987 to Registration Statement on Form S-18 and incorporated by reference.

(b)      Reports on Form 8-K

                  Not applicable.

JOE FRANKLIN PRODUCTIONS, INC.

INDEX TO FINANCIAL STATEMENTS

         The following Financial Statements of Joe Franklin Productions, Inc. are included in Item 8:

Independent Auditors' Report                                                F-2

Financial Statements:

Balance Sheets - June 30, 1993 and 1992                                     F-3

Statements of Operations - Cumulative January 14, 1987                      F-4
         (Inception) through June 30, 1993;
         years ended June 30, 1993, 1992 and 1991

Statements of Stockholders' Equity (Deficiency) -                           F-5
         Years ended June 30, 1993, 1992 and 1991

Statements of Cash Flows - Cumulative January 14, 1987                F-6 - F-7
         (Inception) through June 30, 1993;
         years ended June 30, 1993, 1992 and 1991

Notes to Financial Statements                                        F-8 - F-12



ALL OTHER SCHEDULES ARE OMITTED BECAUSE THEY ARE INAPPLICABLE, NOT REQUIRED, OR THE INFORMATION IS INCLUDED ELSEWHERE IN THE FINANCIAL STATEMENTS OR NOTES THERETO.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Joe Franklin Productions, Inc.
Douglaston, New York

We have audited the accompanying balance sheet of Joe Franklin Productions, Inc. (a development stage enterprise) as of June 30, 1993, and the related statements of operations, stockholders' equity, (deficiency) and cash flows for the year then ended, and for the period from January 14, 1987 (inception) to June 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The Company's financial statements as of and for the year ended June 30, 1992 and 1991, and for the period January 14, 1987 (inception) through June 30, 1992 were audited by other auditors whose report, dated October 30, 1992, on those statements included an explanatory paragraph which raised substantial doubt about the Company's ability to continue as a going concern. The financial statements for the period January 14, 1987 (inception) through June 30, 1992 reflect total revenues and net loss of $49,672 and $962,897, respectively, of the related totals. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior period, is based solely on the report of such other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, such financial statements present fairly, in all material aspects, the financial position of Joe Franklin Productions, Inc. as of June 30, 1993, and the results of its operations and its cash flows for the year then ended, and for the period from January 14, 1987 (inception) to June 30, 1993, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. In the past, management and major shareholders have funded the Company's operations; however continued support cannot be assured.


/s/ Abrams & Sprung
Abrams & Sprung
Certified Public Accountants

New York, New York
November 22, 1993, except for Note H
which is dated December 17, 1993

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A Development Stage Enterprises)

                                 BALANCE SHEETS

                                     ASSETS

                                                      June 30,        June 30,
                                                        1993            1992
                                                    -----------     -----------
Current Assets:
   Cash                                             $        --     $        --
                                                    -----------     -----------

TOTAL CURRENT ASSETS                                $        --     $        --
                                                    ===========     ===========

                      LIABILITIES AND (DEFICIT IN ASSETS)

Current Liabilities:
   Accrued expenses (Note C)                        $    43,766     $   139,411
   Due to shareholders                                       --          42,942
                                                    -----------     -----------

TOTAL CURRENT LIABILITIES                                43,766         182,353
                                                    -----------     -----------

(Deficit in Assets):
   Common stock, $.001 par value,
      authorized 25,000,000 shares, issued
      and outstanding 24,103,792 and
      22,283,792 shares                                  24,104          22,284
   Additional paid - in capital                         957,349         858,260
   (Deficit)                                         (1,025,219)     (1,062,897)
                                                    -----------     -----------
                                                        (43,766)       (182,353)
                                                    -----------     -----------
TOTAL LIABILITIES AND (DEFICIT IN ASSETS)           $        --     $        --
                                                    ===========     ===========







                        See notes to financial statements

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF OPERATIONS

                                             For the Period
                                             January 14, 1987                    Year ended June 30,
                                              (inception) to       ----------------------------------------------------
                                               June 30, 1993           1993                1992                 1991
                                             ----------------      ------------        ------------        ------------
Revenues                                       $     49,672        $         --        $         --        $      8,802
                                               ------------        ------------        ------------        ------------

Costs and Expenses:
   Festival expenses                                 27,500                  --                  --                  --
   Merger expenses                                   21,155                  --                  --                  --
   General and administrative expenses            1,151,260              92,346               9,885             333,456
   Interest expense                                  18,904                  --                  --                  --
                                               ------------        ------------        ------------        ------------
                                                  1,218,819              92,346               9,885             333,456
                                               ------------        ------------        ------------        ------------
NET (LOSS) BEFORE EXTRAORDINARY CREDIT           (1,169,147)            (92,346)             (9,885)           (324,654)

Extraordinary Credit:
   Gain on debt restructuring (Note A)              243,928             130,024                  --                  --
                                               ------------        ------------        ------------        ------------

NET INCOME (LOSS)                              $   (925,219)       $     37,678        $     (9,885)       $   (324,654)
                                               ============        ============        ============        ============

NET INCOME (LOSS) PER SHARE
   Before extraordinary credit                 $      (0.07)       $      (0.00)       $      (0.00)       $      (0.02)
   Extraordinary credit                                0.01                0.00                0.00                0.00
                                               ============        ============        ============        ============

NET INCOME (LOSS) PER SHARE                    $      (0.06)       $      (0.00)       $      (0.00)       $      (0.02)
                                               ============        ============        ============        ============

WEIGHTED AVERAGE SHARES OUTSTANDING              16,691,740          23,952,125          22,283,792          17,431,026
                                               ============        ============        ============        ============


                        See notes to financial statements

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A Development Stage Enterprise)

                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                                             Common Stock                                                       Unearned
                                    ------------------------------        Additional                           Portion of
                                                        $.001 par         Paid - In        Accumulated        Stock Issued
                                    Shares Issued         Value            Capital           Deficit          For Services
                                    -------------      -----------       -----------       ------------       ------------
BALANCE AT JUNE 30, 1990              14,738,050       $    14,738       $   553,125       $  (728,358)       $   (15,000)

ISSUANCE OF COMMON STOCK:
   For cash                            2,393,333             2,393            93,447                --                 --
   For services                        3,986,409             3,987           130,410                --             15,000
   Conversion of debt                  1,166,000             1,166            81,278                --                 --
NET LOSS FOR THE PERIOD                       --                --                --          (324,654)                --
                                      ----------       -----------       -----------       -----------        -----------

BALANCE AT JUNE 30, 1991              22,283,792            22,284           858,260        (1,053,012)                --

NET LOSS FOR THE PERIOD                       --                --                --            (9,885)                --
                                      ----------       -----------       -----------       -----------        -----------

BALANCE AT JUNE 30, 1992              22,283,792            22,284           858,260        (1,062,897)                --

CONTRIBUTION TO CAPITAL
   (Note A)                                   --                --            91,809                --                 --
ISSUANCE OF COMMON STOCK:
   For services                        1,820,000             1,820             7,280                --                 --
NET INCOME FOR THE PERIOD                     --                --                --            37,678                 --
                                      ----------       -----------       -----------       -----------        -----------

BALANCE AT JUNE 30, 1993              24,103,792       $    24,104       $   957,349       $(1,025,219)       $        --
                                      ==========       ===========       ===========       ===========        ===========




                        See notes to financial statements

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS

                                       For the
                                     period from
                                  January 14, 1987         Year ended June 30,
                                   (inception) to  -----------------------------------
                                    June 30, 1993     1993         1992         1991
                                  ---------------- ---------    ---------    ---------
INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS:
  Cash flows from operating
   activities:
    Net Income/(Loss)                 $(925,219)   $  37,678    $  (9,885)   $(324,654)
                                      ---------    ---------    ---------    ---------

  Adjustments to reconcile
    income (loss) to net
    cash provided by (used in)
    operating activities:
      Depreciation                        3,133           --           --           --
      Shares issued for
        services                        289,496        9,100           --      134,396
      Contribution to capital            91,809       91,809           --           --
  Change in assets and
    liabilities:
      Increase (decrease) in
        accrued expenses                 43,766     (138,587)       9,849       17,326
                                      ---------    ---------    ---------    ---------

      TOTAL ADJUSTMENTS                 428,204       37,678        9,849      151,722
                                      ---------    ---------    ---------    ---------

      NET CASH (USED)/
        PROVIDED BY OPERATIONS         (497,015)          --          (36)    (172,932)
                                      ---------    ---------    ---------    ---------

CASH FLOWS FROM INVESTING
ACTIVITIES:
    (Additions) deletions to
    fixed assets                         (3,133)          --           --           --
                                      ---------    ---------    ---------    ---------

      NET CASH (USED) IN
        INVESTING ACTIVITIES             (3,133)          --           --           --
                                      ---------    ---------    ---------    ---------

CASH FLOWS FROM FINANCING
  ACTIVITIES:
    Increase (decrease) due
      to shareholders                        --           --           --      (20,375)
    Proceeds from sale of
      common stock                      600,148           --           --      193,285
    Capital distribution to
      shareholders                     (100,000)          --           --           --
                                      ---------    ---------    ---------    ---------

NET CASH PROVIDED BY
  FINANCING ACTIVITIES                  500,148           --           --      172,910
                                      ---------    ---------    ---------    ---------

NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS                  --           --          (36)         (22)

CASH AND CASH EQUIVALENTS
  AT BEGINNING OF YEAR                       --           --           36           58
                                      ---------    ---------    ---------    ---------

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS
                                   continued

CASH AND CASH EQUIVALENTS
AT END OF YEAR                        $      --    $      --    $      --    $      36
                                      =========    =========    =========    =========

CASH PAID FOR INTEREST AND
TAXES                                 $      --    $      --    $      --    $      --
                                      =========    =========    =========    =========

ON-CASH FINANCING
ACTIVITIES:
  Conversion of debt for
    common stock                      $ 174,944    $      --    $      --    $      --
                                      =========    =========    =========    =========

  Common stock issued for
    services                          $ 289,496    $   9,100    $      --    $ 134,396
                                      =========    =========    =========    =========










                       See notes for financial statements

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



A. ORGANIZATION OF THE COMPANY

The Company was formed to be an entertainment production and marketing company concentrating on the production, repackaging and distribution of nostalgia and memorabilia products. From August 1990 to on or about December 1, 1991, the Company had also been engaged in the development of a facsimile services business providing world-wide facsimile transmission and receiving capabilities on high-speed digital communications technology.

As of December 1, 1991, the Company had ceased the development of the aforementioned business lines due to the lack of cash and capital resources.

On August 3, 1992, the Company, certain major shareholders and Commonwealth Asset Management Corp., "Commonwealth", entered into an agreement whereby Commonwealth acquired 13,000,000 shares or 58.3% of the Company's outstanding common stock. The agreement provided that all former executives retire as officers, directors and employees of the Company except that Joe Franklin would remain as a Company director. Commonwealth agreed to pay negotiated settlements of liabilities including the transfer of the assets of the Company's facsimile services business in exchange for the settlement of certain debts to shareholders. The Company agreed to issue 1,500,000 shares of common stock as finders fees to two individuals for their services and 320,000 shares of common stock for legal services rendered in this transaction.

Since the date of the agreement Commonwealth has advanced funds to operate the business of the Company in the form of marketing, consulting, professional fees and other general and administrative expenses. The Company has no bank account and uses an executive office provided by Commonwealth at a nominal monthly charge. All of the operating expenses funded by Commonwealth and payments made in settlement of liabilities were recorded as capital contributions to the Company.

On October 29, 1993, the Company entered into an agreement with Sports Heroes, Inc. to form a new marketing entity, to engage in the marketing of entertainment memorabilia including the Joe Franklin Collection (See subsequent events Note
H).

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



B.       SIGNIFICANT ACCOUNTING POLICIES

1. The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

         The Company has incurred net losses of $925,219 from January 14, 1987 through June 30, 1993. In addition, the Company has a working capital deficiency of $43,766 and a deficiency in assets of $43,766 as of June 30, 1993. Accordingly, continued existence is dependent upon the Company's ability to resolve its liquidity problem, principally by obtaining additional equity capital or debt financing, neither of which can be assured.

2. The Joe Franklin collection consists of the nostalgia collection of artifacts, posters, films, records, etc. which have been collected by Mr. Franklin during his career. The collection was transferred to the Company at the time of the Company's organization by Mr. Franklin for a $100,000 note. The collection has been recorded at $-0- value as the accounting practices of the staff of Securities and Exchange Commission do not permit a valuation to be used in light of the fact that Mr. Franklin does not have an auditable carryover basis of his collection.

         Future expenditures will be recorded at cost and amortized over the estimated useful life of the property.

3. Furniture has been recorded at cost and is being depreciated over seven years on an accelerated method of accounting. The furniture was disposed of and written off in fiscal 1990.

4. Per share data has been computed based on the weighted average number of shares outstanding.

5. Issuance of common stock for services have been valued at the estimated value of service performed.

6. Certain amounts in the accompanying financial statements have been reclassified to conform to the 1993 presentation.

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



C.       ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

                                                                 June 30,
                                                         -----------------------
                                                           1993           1992
                                                         --------       --------
         Professional fees due                           $ 25,017       $ 82,107
         Accrued salary - Joe Franklin                      2,500             --
         Other                                             16,249         57,304
                                                         --------       --------
                                                         $ 43,766       $139,411
                                                         ========       ========

D.       INCOME TAXES

Because of a prior change of ownership, the loss carryforward has been restricted as required by the Internal Revenue Code Section 382. The utilization of the loss carryforward, which totals approximately $1,000,000, is limited to $15,000 per year. However, it is believed that the inventory has a substantial built in gain. Any gain on the sale of such inventory may also be sheltered by the loss carryforward.

E.       COMMON STOCK

1. In August 1990, the Company granted to a major shareholder an option to purchase 4,000,000 shares of common stock at $.06 per share. As of November 1, 1990, the shareholder exercised the options to purchase 665,742 shares of common in exchange for $39,945 owed to the shareholder as of June 30, 1990. The shareholder assigned his rights to exercise 850,000 options, which such options have been exercised. The balance of 2,484,258 options were canceled as a result of the August 3, 1992 agreement (Note A).

2. In August 1990, two investors contributed $27,000 each to capital for a total of 1,800,000 shares of common stock. Such monies have been used solely for the development of a new business. "The Fax Exchange," which was a division of the Company.

3. Additionally, the Company has entered into two-year consulting agreements with the same investors at $8,000 per month each through August 1992 in consideration of their full-time

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


E.       COMMON STOCK (continued)
3.       (continued)

         employment. The Company issued an additional 900,000 shares each for services rendered which have been valued at an aggregate of $54,000. The Company has the option to repurchase 900,000 shares of common stock for $1.00 from each employee under certain circumstances. The consulting agreements were terminated as a result of the August 3, 1992 agreement (Note A).

4. In October 1990, the Company's President exchanged $35,000 of accrued compensation due for 350,000 shares of common stock.

5. In October and December 1990, individuals invested $21,000 and $16,000 for 350,000 and 160,000 shares of common stock, respectively.

6. During December 1990, the Company issued 487,000 shares of common stock for services rendered to the Company, which have been valued at $20,000.

7. During the year ending June 30, 1991, the Company issued 1,700,000 shares of common stock for services rendered by the principal shareholder and officer of the Company. Approximately $50,000 has been expensed for the issuance of such shares.

8. In connection with the August 3, 1992 agreement (Note A) 1,820,000 shares of common stock were issued for finders fees and for legal services and have been valued at $9,100.

F.       WARRANTS AND OPTIONS OUTSTANDING

The Company had two classes of warrants outstanding, Class A and Class B which expired on June 4, 1991.

The Company has sold to the underwriter warrants exercisable at $.6955 per warrant through June 3, 1992.

See Note H for additional warrants outstanding.

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



G.       COMMITMENT

On October 21, 1992 Joe Franklin and the Company entered into an Employment and performance Agreement whereby Joe Franklin is to be employed by the Company for seven years at a salary of $10,000 per annum commencing six months from the date of the agreement and is required to devote as much time to the business affairs of the Company as may be required to perform his duties thereunder.

H.       SUBSEQUENT EVENTS

On August 11, 1993, the Company issued a Warrant to Joe Franklin in exchange for the release by Mr. Franklin of all accrued salary due him through that date in the amount of $3,846. The Warrantholder is entitled to purchase 600,000 shares of common stock of the Company prior to July 31, 1998 at seventy five cents ($.75) per share.

On October 29, 1993, the Company entered into an agreement with Sports Heroes, Inc. (SHI), its newly formed subsidiary (KNI) and a wholly-owned newly formed subsidiary of the Company (EHL). The agreement provides for the formation of a Partnership to engage in the marketing of entertainment memorabilia including the Joe Franklin Collection. KNI and EHL are the general partners of the Partnership and the Company, SHI and an unaffiliated third party are the limited partners of the Partnership.

The agreement also provides, in part, that the Company is to receive 5% of the Partnership's gross revenues and, as a limited partner of the Partnership, 44.1% of 99% of the Partnership's profits and losses, SHI is to receive, as a limited partner of the Partnership, 51% of 99% of the Partnership's profits and losses and the unaffiliated third party is to receive, as a limited partner of the Partnership, 4.9% of 99% of the Partnership's profits and losses. The Company is to transfer to the Partnership, the Joe Franklin Collection in exchange for up to 200,000 restricted shares of SHI common stock. 15,000 of such restricted shares are to be issued to the Company's law firm for legal services rendered.

The agreement further provides that SHI shall have the option to terminate the agreement in the event an independent appraisal values the Joe Franklin Collection at less than $1,000,000. The agreement may also be terminated in the event SHI does not receive approval of its Board of Directors and its principal lender prior to January 20, 1994. On December 17, 1993 the Company's shareholders approved the agreement.

                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15 (d) of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    JOE FRANKLIN PRODUCTION, INC.


                                    By: /s/ Gary Paperman, President
                                       -----------------------------------------
                                       Gary Paperman, President



Date:    January 25, 1994

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



       Signature                       Title                         Date
       ---------                       -----                         ----
                             President Chief Executive         January 25, 1994
   /s/ Gary Paperman         Officer Treasurer,
------------------------     Secretary and Director
     Gary Paperman

   /s/ Joe Franklin          Director                          January 25, 1994
------------------------
     Joe Franklin

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 10-Q

                   QUARTERLY REPORT UNDER SECTION 13 OR 15(D)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

For Quarter Ended March 31, 1993                     Commission File No. 0-16525

                         JOE FRANKLIN PRODUCTIONS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                             13-3422108
--------------------------------------------------------------------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

44-37 Douglaston Parkway, Douglaston New York                     11363
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code        (718) 631-4040
                                                          --------------

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days,

                  Yes   X                   No
                      -----                    -----

COMMON STOCK OUTSTANDING AS OF MARCH 31, 1993 - 24,103,792, SHARES.

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                  BALANCE SHEET
                                   (UNAUDITED)

                                     ASSETS

                                                      March 31,       June 30,
                                                        1993            1992
                                                    -----------     -----------
Current Assets:
  Cash                                              $       -0-     $       -0-
                                                    -----------     -----------

    TOTAL CURRENT ASSETS                            $       -0-     $       -0-
                                                    -----------     -----------


                          LIABILITIES AND (DEFICIT IN ASSETS)

Current Liabilities:
  Accrued expenses                                  $    32,952     $   139,411
  Due to shareholder                                     42,942          42,942
                                                    -----------     -----------

    TOTAL CURRENT LIABILITIES                            75,894         182,353
                                                    -----------     -----------

(Deficit in Assets):
 Common stock, $.001 par value, authorized
   25,000,000 shares, issued and outstanding
   24,103,792 and 22,283,792 shares                      24,104          22,284
 Additional paid - in capital                           911,944         858,260
 (Deficit)                                           (1,011,942)     (1,062,897)
                                                    -----------     -----------

                                                        (75,894)       (182,353)
                                                    -----------     -----------

 TOTAL LIABILITIES AND (DEFICITS IN ASSETS)         $       -0-     $       -0-
                                                    ===========     ===========




                        See notes to financial statements

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                   For the Period           For the three months               For the nine months
                                  January 14, 1987             ended March 31,                    ended March 31,
                                   (inception) to     ------------------------------      ------------------------------
                                   March 31, 1993         1993              1992              1993              1992
                                  ----------------    ------------      ------------      ------------      ------------
Revenues                            $     49,672             $ -0-             $ -0-             $ -0-             $ -0-
                                    ------------      ------------      ------------      ------------      ------------

Costs and Expenses:
  Festival expenses                       27,500               -0-               -0-               -0-               -0-
  Merger expenses                         21,155               -0-               -0-               -0-               -0-
  General and administrative
    expenses                           1,095,041            11,884             1,221            36,127             5,766

  Interest expense                        18,904               -0-               -0-               -0-               -0-
                                    ------------      ------------      ------------      ------------      ------------

                                       1,162,600            11,884             1,122            36,127             5,766
                                    ------------      ------------      ------------      ------------      ------------

NET (LOSS) BEFORE EXTRAORDINARY
  CREDIT                              (1,112,928)          (11,884)           (1,221)          (36,127)           (5,766)

Extraordinary Credit:
  Gain on debt restructuring
    (Note 3c)                            200,986               -0-               -0-            87,082               -0-
                                    ------------      ------------      ------------      ------------      ------------

NET INCOME (LOSS)                   $   (911,942)     $    (11,884)     $     (1,221)     $     50,955      $     (5,766)
                                    ------------      ------------      ------------      ------------      ------------

NET INCOME (LOSS) PER SHARE         $       (.04)     $       (.00)     $       (.00)     $       (.00)     $       (.00)
                                    ============      ============      ============      ============      ============

WEIGHTED AVERAGE SHARES
  OUTSTANDING                         24,103,792        24,103,792        22,283,792        24,103,792        22,283,792
                                    ============      ============      ============      ============      ============

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                          For the                      For the nine
                                                        period from                    months ended
                                                     January 14, 1987                    March 31,
                                                      (inception) to           ---------------------------
                                                      March 31, 1993             1993                1992
                                                         ---------             --------            -------
INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS:
 Cash flows from operating activities:
    Net earnings                                         $(911,942)            $ 50,955            $(5,766)
                                                         ---------             --------            -------
Adjustment to reconcile income to net cash
 provided by operating activities:
  Depreciation                                               3,133                  -0-                -0-

Change in assets and liabilities:
Increase (decrease) in accrued expenses                      7,952             (106,459)            (5,766)
                                                         ---------             --------            -------

 TOTAL ADJUSTMENTS                                          11,085             (106,459)            (5,766)

 NET CASH (USED)/PROVIDED BY OPERATIONS                   (900,857)             (55,504)               -0-
                                                         ---------             --------            -------

CASH FLOWS FROM INVESTING ACTIVITIES:
 (Additions) deletions to fixed assets                      (3,133)                 -0-                -0-
                                                         ---------             --------            -------

  NET CASH (USED) IN INVESTING ACTIVITIES                   (3,133)                 -0-                -0-
                                                         ---------             --------            -------

CASH FLOW FROM FINANCING ACTIVITIES:
 Increase (decrease) in long-term debt                         -0-                  -0-                -0-
 Increase (decrease) in due to shareholders                 42,942                  -0-                -0-
 Proceeds from sale of common stock                        905,544                  -0-                -0-
 Capital distribution to shareholders                     (100,000)                 -0-                -0-
 Additional paid in capital                                 53,684               53,684                -0-
 Capital stock issued and outstanding                        1,820                1,820                -0-
                                                         ---------             --------            -------

  NET CASH PROVIDED BY FINANCING ACTIVITIES                903,990               55,504                -0-

  NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                             -0-                  -0-                -0-

  CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD             -0-                  -0-                -0-
                                                         ---------             --------            -------

  CASH AND CASH EQUIVALENTS AT END OF PERIOD                   -0-                  -0-                -0-
                                                         =========             ========            =======

  CASH PAID FOR INTEREST AND TAXES                             -0-                  -0-                -0-
                                                         =========             ========            =======

NON-CASH FINANCING ACTIVITIES:
 Conversion of debt for common stock                     $ 174,944                  -0-                -0-
                                                         =========             ========            =======


                        See notes to financial statements

                         JOE FRANKLIN PRODUCTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

                        NINE MONTHS ENDED MARCH 31, 1993

                                   (UNAUDITED)

1.       BASIS OF PRESENTATION

         Reference is made to the report on Form 10-k for the year ended June 30, 1992.

         The financial statements of the periods ended March 31, 1993 and 1992 are unaudited and include all adjustments which, in the opinion of management, are necessary to a fair statement of the results of operations for the periods then ended. All such adjustments are of a normal recurring nature. The results of the company's operation for an interim period are not necessarily indicative of the results of the Company's operation for a full fiscal year.

2.       DESCRIPTION OF COMPANY

         The company was formed to be an entertainment production and marketing company concentration on the production, repackaging and distribution of nostalgia and memorabilia products.

3.       SIGNIFICANT ACCOUNTING POLICIES

         a.       Financial statements are prepared on an accrual basis.

         b. The collection consists of the nostalgia collection of artifacts, posters, films, records, etc. which have been collected by Mr. Joe Franklin during his career. The collection has been recorded -0- value as the accounting practices of the Staff of the Securities and Exchange Commission does not permit a valuation to be used in light of the fact that Mr. Franklin does not have an auditable carryover basis for his collection.

                  Future expenditures will be recorded at cost and amortized over the estimated useful life of the property.

         c. Per share data has been computed based on average number of shares.

         d. Issuance of common stock for services have been valued at the estimated value of the services performed.

ITEM 1. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

Results of Operations - Three months and nine months ended March 31, 1993.

The Company is in the development stage. Accordingly, it has no revenues and has incurred various expenses.

Liquidity and Capital Resources

The Company's present liquidity and capital resources are limited to its cash on hand. Such cash is insufficient to enable the Company to develop its business plans.

PART II

         ITEM 1.  LEGAL PROCEEDINGS

                  Yes. Proskauer, Rose, Goetz & Mendelson V. Joe Franklin Productions, Inc. (the "Company") Civil Court of the City of New York, New York (the "Action") seeking recovery of approximately $10,000 for legal services provided to the Company. The action was settled on April 26, 1993 for the sum of $2,000, payment of which has been made by the Company.

         ITEM 2.  CHANGES IN SECURITIES

                  None

         ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

                  None

         ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                  None

         ITEM 5.  OTHER INFORMATION

                  None

         ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

                  None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                        JOE FRANKLIN PRODUCTIONS, INC.



                                    By: /s/ Gary Paperman, PRESIDENT
                                       -----------------------------------------
                                       Gary Paperman, President

                             JFP List of Agreements


         1. Agreement dated October 29, 1993 between Joe Franklin Productions, Inc., Sports Heroes, Inc. et. al. (the "Agreement")

         2.       Amendment to the Agreement dated November 18, 1993

         3.       Second Amendment to the Agreement dated December 20, 1993

         4.       Third Amendment to the Agreement dated August 15, 1994

         5. Finders Agreement dated August 2, 1993 between Joe Franklin Productions, Inc. and Lawrence A. Grossberg

         6. Employment Agreement dated September 25, 1992 between Joe Franklin Productions, Inc. and Joe Franklin




                                   EXHIBIT "E"

                             ENUMERATED LIABILITIES

American Stock Transfer & Trust Company                               $ 5,562.75

Doros & Brescia, P.C.                                                  12,281.38

Burton R. Abrams, C.P.A.                                                2,000.00

Lehman, Newman & Gleit                                                  1,670.00
                                                                      ----------
                                                                      $21,514.13




                                   EXHIBIT "F"

                      EMPLOYMENT AND PERFORMANCE AGREEMENT



         AGREEMENT made the 25th day of September, 1992 between JOE FRANKLIN (hereinafter called the "Executive") and JOE FRANKLIN PRODUCTIONS, INC., a Nevada corporation (hereinafter called the "Company").

         WHEREAS, Executive is a radio and television personality, nationally syndicated newspaper columnist and author: and

         WHEREAS, the Company deems it to be in its best interests to employ the Executive due to Executive's unique experience and expertise in the entertainment industry, and the Executive wishes to be employed by the Company on the terms and conditions set forth below;

         NOW THEREFORE, in consideration of the mutual premises herein contained, the Company and the Executive agree as follows:

         1. Employment

                  (a) The Company hereby employs the Executive as its Consultant and Advisor and the Executive hereby accepts such employment, upon the terms and conditions herein set forth:

                  (b) Executive's duties shall be as a senior executive of the Company, and shall be subject to such policies and directions as may be established or given by the Company's Board of Directors from time to time. The Executive shall devote as much of his entire business time to the business and affairs of the Company as may be required to perform his duties hereunder but in any event not less than fifty (50%) percent of his entire business time. The


                                   EXHIBIT "G"

Executive and the Company agree that Executive shall be permitted to retain his current position with WWOR as a radio and television talk show host (the "Host Positions"), during the term of this Agreement.

         2. Term

                  (a) The term of this Agreement shall be for a period of seven
(7) years commencing on the date hereof and terminating seven (7) years from such date ("Termination Date") and shall thereafter continue at will terminable on ninety (90) days written notice (the "Termination Notice") certified mail return receipt requested by either party to the other which notice may be given prior to the Termination Date provided that the effective date of termination set forth in the Termination Notice is after the Termination Date.

                  (b) The Termination Notice shall be sent to the parties as provided in Paragraph 10 herein.

         3. Compensation; Other Benefits

                  (a) As compensation for the services hereunder during the term of this Agreement, the Company shall pay to the Executive, and the Executive shall accept, a salary of Ten Thousand and 00/100 ($10,000) Dollars per annum during the term of this Agreement. Such salary shall be payable bi-monthly in accordance with the customary payroll practices, subject to any deductions or withholding required by applicable law. Executive hereby agrees to waive and forego all salary during the first six (6) months from the date of the execution of this Agreement.

                  (b) The Board of Directors of the Company shall review the Executive's compensation and benefits at least once each year, and may, in its sole discretion, increase the Executive's salary and/or award performance bonuses to the Executive.

                  (c) Provided that the Executive shall at all times have fulfilled his obligations under this Agreement, in addition to the salary payable pursuant to paragraph 3(a) hereof, the Executive shall be entitled during the term of this Agreement, to receive or participate in all corporate benefit programs, if any, including programs relating to the granting of incentive stock options, commensurate with the status of other senior executives of comparable rank of the Company, should such benefit programs be subsequently adopted by the Company.

         4. Expenses

         The Company shall reimburse the Executive for all reasonable travel and other out-of-pocket expenses and disbursements which may be incurred by the Executive in the performance of the services hereunder, upon presentation by the Executive of expense statements or vouchers and such other supporting information that the Company may customarily require of the Executive. Notwithstanding the foregoing, the Executive shall not incur any expenses exceeding $1,000 in amount without the receiving prior permission of the Company.

         5. Vacation

         The Executive shall be entitled to annual paid vacations of two (2) weeks per year. Such vacation will be taken from time to time during the year as shall be consistent with the requirements of the Company and the Executive.

         6. Termination

                  (a) The Company shall have the right to terminate this Agreement and the employment of the Executive hereunder by written notice to the Executive at any time during the term hereof (i) in the event of the disability of the Executive (as the term "disability" is defined in paragraph (b) below);
(ii) for cause (as the term "cause" is defined in paragraph (c) below). Said Notice shall be given in accordance with paragraph 10 herein.

                  (b) As used herein, the term "disability" shall mean inability or incapacity of the Executive due to absence or illness to perform his duties to the Company for a period of two (2) or more consecutive months.

                  (c) As used herein, the term "cause" includes embezzlement, theft or other criminal act under either Federal or state law constituting a felony, or failure to comply with the terms and conditions of this Agreement which failure shall continue for a period of seven (7) days after the Board of Directors gives written notice to the Executive specifying in detail the acts or omissions considered to constitute such failure to comply.

                  (d) Termination of this Agreement and the Executive's employment thereunder shall not, except if such termination is for cause, adversely affect any right of the Executive to receive any salary, benefits or other compensation to which the Executive become entitled prior to the date of termination.

         7. Trade Secrets

         The Executive hereby acknowledges that, as a result of his employment hereunder, he will be privy to various confidential business matters and trade secrets relating to the Companies businesses and proposed businesses. Executive agrees that all such trade secrets, marketing programs, business contacts, or customer lists, including but not limited to the Company's Nostalgia and Memorabilia library (the "Library") which Library includes, but is not limited, to the following items: Silent and sound films, two-reeler silent and sound films, feature films, vintage phonograph records (78S, 45S and 33S) recordings, posters, prints, lobby cards, sheet music, one of a kind posters, theater stage and vaudeville memorabilia, bound volumes of newspapers, show business magazines circa 1906-1940, network radio memorabilia, antique postcards and baseball collectibles, and any other information or documentation to which he may become privy as a result of his employment hereunder (collectively, "Trade Secrets"), are the property of the Company and that he will not, at any time during the term of this Agreement or thereafter, directly or indirectly, disclose or divulge, sell or allow to be used, or utilize in any shape, form or manner whatsoever, such Trade Secrets whether by identical duplication of such Trade Secret, or by attempting to utilize any substantially similar version of the same, in any manner other than pursuant to his employment hereunder. The Executive acknowledges that the breach or threatened breach of this paragraph may cause irreparable harm to the Company and, as such, damages to compensate the Company for such breach or threatened breach are inadequate as a matter of law, and therefore, the Executive agrees that in the event of a breach or threatened breach of the provisions of this paragraph, the Company shall be entitled to seek injunctive relief to prevent such breach or threatened breach and any other remedies available to it at law or equity.

         If any provisions of this paragraph are deemed by a court to be unenforceable, whether as a matter of public policy, reasonableness, or for any reason whatsoever, the Executive agrees that it is the intent of the parties to enforce the spirit of such provisions to the fullest extent permitted by law, and that any court adjudicating such provisions shall take cognizance of the fact that such was the intent of the parties at the time of the making of this Agreement.

         8. Representation and Warranties of Joe Franklin

         Executive hereby represents and warrants that he intends to retain his Host Positions with WWOR radio and television during the term of this Agreement and shall use his best efforts at all times to retain the Host Positions during the term of this Agreement.

         9. Arbitration

         Any dispute, controversy or claim arising under or in relation to this Agreement or any modification thereof, shall be settled by arbitration which shall be held in the City of New York in accordance with the laws of the State of New York and the rules then obtaining of the American Arbitration Association. The parties hereto consent to the jurisdiction of the Supreme Court of the State of New York or the United States District Court for the Southern District of New York and further consent that any process or notice or other application to any court or a Judge thereof, may be served within or without the State of New York or Southern District of New York by certified mail to the addresses listed in Paragraph 9 herein or by personal service, provided a reasonable time for appearance is allowed. Judgment upon the award rendered by the arbitrator(s) may be entered in any state or Federal court having jurisdiction thereof.

         Anything herein to the contrary notwithstanding, in the event of the breach or threatened breached by any party bound by this Agreement of any of such party's obligations hereunder, it is acknowledged that the other parities bound by this Agreement will not have an adequate remedy at law and shall be entitled in any court of competent jurisdiction to such equitable and injunctive relief as may be available.

         10. Notices

         All notices under this Agreement must be in writing, and if to the Company, will be duly given only if delivered by hand, or if addressed and mailed by certified mail, return receipt requested, to the Company c/o Commonwealth Asset Management Corp., 44-37 Douglaston Parkway, Douglaston, New York 11363, Attention: Mr. Gary Paperman, President or such other address as the Company may hereafter designate by such notice; or if to the Executive, will be duly given only if delivered by hand, or if addressed and mailed by certified mail, return receipt requested, to the Executive at 300 West 43rd Street, New York, New York 10036 or such other address as the Executive may hereafter designate by written notice.

         11. Waiver of Breach

         The waiver by either party of a breach by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party.

         12. Successors and Assigns

         This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and upon the Executive, his heirs, executors, administrators, and legal representatives.

         13. Governing Law

         This Agreement shall be construed in accordance with the laws of the State of New York.

         14. Entire Agreement

         This instrument contains the entire agreement of the parties and supersedes and revokes any prior Employment Agreements made between the Company and the Executive. It may not be changed or terminated orally, but may be changed only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification, extension, discharge or termination is sought.

         15. Severability

         Invalidity, illegality or unenforceability of any provision hereof shall not in any way effect, impair, invalidate, or render unenforceable any other provision hereof.

         16. Survival

         All of the provisions of paragraphs 7 and 8 hereof shall survive any termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    JOE FRANKLIN PRODUCTIONS, INC.


                                    By:
                                       -----------------------------------------
                                               Its Authorized Officer


                                              /s/ Joe Franklin
                                    --------------------------------------------
                                                  Joe Franklin

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )

         On this 25th day of September, 1992 before me personally came Gary Paperman to me known and who, being duly sworn by me did depose and say that he is the President of Joe Franklin Productions, Inc., the corporation described in and which executed the foregoing instrument; that he resides at Douglaston, New York 11362; that he knows the seal of said corporation; that the seal affixed to the foregoing instrument is such corporation seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                             -----------------------------------
                                                         Notary Public


STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )

         On this 25th day of September, 1992 before me personally came Joe Franklin to me known and known to me to be the person described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.

                                                /s/ Vincent M. Lentini
                                             -----------------------------------
                                                         Notary Public

[SEAL]